                                  SCHEDULE 14A
                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:


[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only
    (as permitted by Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


                            ARV Assisted Living, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

    (5) Total fee paid:

        ------------------------------------------------------------------------

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------

    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

    (3) Filing Party:

        ------------------------------------------------------------------------

    (4) Date Filed:

        ------------------------------------------------------------------------

                                                                            LOGO


                               December 31, 1997


Dear Shareholder:

     You are cordially invited to attend the Annual Meeting of Shareholders of ARV Assisted Living, Inc. (the "Company") to be held on Wednesday, January 28, 1998, at 9:00 a.m. local time, at the Airport Hilton, 18800 MacArthur Blvd., Irvine, California 92715.

     At the Annual Meeting, you will be asked to approve the following proposals: (i) a proposal to reincorporate the Company as a Delaware corporation, which will also be named ARV Assisted Living, Inc., pursuant to a merger of the Company into a wholly-owned Delaware subsidiary; (ii) a proposal to amend the Company's articles of incorporation to, among other things, increase the maximum number of authorized directors of the Company from nine to ten; and (iii) a proposal to elect nine members to the Board of Directors of the Company. Details of the proposals are set forth in the accompanying Proxy Statement, which I urge you to read carefully.

     YOUR BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE PROPOSALS BEING SUBMITTED FOR APPROVAL BY THE SHAREHOLDERS AT THE ANNUAL MEETING AND HAS DETERMINED THAT THEY ARE IN THE BEST INTERESTS OF THE COMPANY AND ITS SHAREHOLDERS. ACCORDINGLY, YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR APPROVAL OF THE PROPOSALS.

     I hope that you will be able to attend the meeting in person. However, whether or not you plan to attend the meeting, please indicate your vote, sign, date and return the enclosed proxy card promptly. A prepaid envelope is provided for this purpose. Your shares will be voted at the meeting in accordance with your proxy, if given.

     I look forward to seeing you at the Annual Meeting.

                                          Sincerely,

                                          /s/ HOWARD G. PHANSTIEL
                                          Howard G. Phanstiel

                                          Chairman of the Board

           245 Fischer Avenue, D-1, Costa Mesa, California 92626-4539
              (800) 624-0236 - (714) 751-7400 - (714) 751-1743 Fax

           245 Fischer Avenue, D-1, Costa Mesa, California 92626-4539
              (800) 624-0236 - (714) 751-7400 - (714) 751-1743 Fax

                           ARV ASSISTED LIVING, INC.
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                JANUARY 28, 1998

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the "Annual Meeting") of ARV Assisted Living, Inc., a California corporation (the "Company"), will be held on Wednesday, January 28, 1998, at 9:00 a.m. local time, at the Airport Hilton, 18800 MacArthur Blvd., Irvine, California 92715, for the following purposes:

     To consider and vote upon the following matters described in the accompanying Proxy Statement:

          1. Proposal to approve the reincorporation of the Company as a Delaware corporation, which will also be named ARV Assisted Living, Inc., pursuant to a merger of the Company into a wholly-owned Delaware subsidiary and the conversion of the Common Stock of the Company into the common stock, par value $.01 per share, of the surviving corporation, which approval shall constitute approval of all of the provisions set forth in the Certificate of Incorporation and Bylaws of the Delaware corporation;

          2. Proposal to approve an amendment to the Restated Articles of Incorporation of the Company providing for, among other things, an increase in the maximum number of authorized directors of the Company from nine to ten;

          3. Proposal to elect nine directors to the Company's Board of Directors; and

          4. Transacting such other business as may properly come before the Annual Meeting or any postponement or adjournment thereof.

     Holders of record of Common Stock of the Company as of the close of business on December 18, 1997 are entitled to receive notice of, and to vote at, the Annual Meeting. The outstanding Common Stock constitutes the only class of securities of the Company entitled to vote at the Annual Meeting, and each share of Common Stock entitles the holder thereof to one vote. At the close of business on December 18, 1997, there were 15,848,498 shares of Common Stock issued and outstanding.

     We urge you to review carefully the enclosed materials. Your vote is important. All shareholders are urged to attend the meeting in person or by proxy. If you receive more than one proxy card because your shares are registered in different names or at different addresses, please indicate your vote, sign, date and return each proxy card so that all of your shares will be represented at the Annual Meeting.

                                          By Order of the Board of Directors,

                                          /s/ HOWARD G. PHANSTIEL
                                          Howard G. Phanstiel
                                          Chairman of the Board


December 31, 1997


IT IS IMPORTANT THAT ALL PROXIES BE RETURNED PROMPTLY. THEREFORE, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE INDICATE YOUR VOTE, SIGN, DATE AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED POSTAGE PAID ENVELOPE. YOU MAY, IF YOU WISH, REVOKE YOUR PROXY AT ANY TIME PRIOR TO THE TIME IT IS VOTED, INCLUDING BY VOTING AT THE MEETING.

                           ARV ASSISTED LIVING, INC.
                            ------------------------

                                PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                                JANUARY 28, 1998

     This Proxy Statement is furnished to shareholders of ARV Assisted Living, Inc., a California corporation (the "Company"), in connection with the solicitation of proxies in the form enclosed herewith for use at the Annual Meeting of Shareholders (the "Annual Meeting") of the Company to be held on Wednesday, January 28, 1998, at 9:00 a.m. local time, at the Airport Hilton, 18800 MacArthur Blvd., Irvine, California 92715. Such proxies will be used for the following purposes:

     To consider and vote upon the following matters described in this Proxy
Statement:

          1. Proposal to approve the reincorporation of the Company as a Delaware corporation, which will also be named ARV Assisted Living, Inc., pursuant to a merger of the Company into a wholly-owned Delaware subsidiary (the "Delaware Company") and the conversion of the Common Stock of the Company (the "Common Stock") into the common stock, par value $.01 per share, of the Delaware Company (the "Delaware Company Common Stock"), which approval shall constitute approval of all of the provisions set forth in the Delaware Company's Certificate of Incorporation (the "Delaware Company Certificate") and Bylaws (the "Delaware Company Bylaws") (the "Reincorporation") (Proposal 1);

          2. Proposal to approve an amendment to the Restated Articles of Incorporation of the Company (the "Company Articles") increasing the maximum number of authorized directors of the Company from nine to ten (Proposal 2);

          3. Proposal to elect nine directors to the Company's Board of Directors (the "Board") (Proposal 3); and

          4. Transacting such other business as may properly come before the Annual Meeting or any postponement or adjournment thereof.


     The approximate date on which this Proxy Statement and accompanying form of proxy will first be sent to the Company's shareholders is January 2, 1997.



     This solicitation is made on behalf of the Board. Costs of the solicitation will be borne by the Company. Directors, officers and employees of the Company and its affiliates may also solicit proxies by telephone, telegraph, fax or personal interview. The Company has retained the services of MacKenzie Partners for a fee estimated at $100,000 plus out-of-pocket expenses, to assist in the solicitation of proxies. The Company will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy material to shareholders.


     Emeritus Corporation ("Emeritus") is soliciting proxies to elect its hand-picked slate of directors at the Annual Meeting instead of the slate nominated herein by the Board. Emeritus claims that its nominees will facilitate a merger of the Company and Emeritus in which the Company's shareholders will receive $17.50 cash per share. The Board is currently considering the Emeritus proposal and, therefore, recommends that you do not return any proxies sent to you by Emeritus at this time. The Board will issue its recommendation with respect to the Emeritus proposal well before the date of the Annual Meeting.

     Holders of record of Common Stock as of the close of business on December 18, 1997 (the "Record Date") are entitled to receive notice of, and to vote at, the Annual Meeting. The outstanding Common Stock constitutes the only class of securities of the Company entitled to vote at the Annual Meeting, and each share of Common Stock entitles the holder thereof to one vote. At the close of business on December 18, 1997, there were 15,848,498 shares of Common Stock issued and outstanding. The Company is currently authorized to issue 100,000,000 shares of Common Stock.

     Unless contrary instructions are indicated on the proxy, all shares represented by valid proxies received pursuant to this solicitation (and not revoked before they are voted) will be voted at the Annual Meeting FOR the proposals set forth above. With respect to any other business which may properly come before the Annual Meeting and be submitted to a vote of shareholders, proxies received by the Board of Directors will be voted in accordance with the best judgment of the designated proxy holders. A shareholder may revoke his or her proxy at any time before exercise by delivering to the Secretary of the Company a written notice of such revocation, by filing with the Secretary of the Company a duly executed proxy bearing a later date, or by voting in person at the Annual Meeting.

     Shares represented by proxies that reflect abstentions or "broker non-votes" (i.e., shares held by a broker or nominee which are represented at the Annual Meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal) will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Proposals 1 and 2 require the approval of a majority of the shares entitled to vote at the Annual Meeting. Therefore, as to Proposals 1 and 2, abstentions and broker non-votes will have the same effect as a vote against such proposals. The election of directors of the Company (Proposal 3) will be decided by a plurality of the shares of Common Stock present and entitled to vote. Accordingly, abstentions or broker non-votes as to the election of directors will not affect the election of directors. See "The Annual Meeting."

     The principal executive offices of the Company are located at 245 Fischer Avenue, D-1, Costa Mesa, California 92626. The Company's telephone number is
(714) 751-7400.
                            ------------------------

     IN DETERMINING WHETHER TO APPROVE THE PROPOSALS, SHAREHOLDERS SHOULD CAREFULLY CONSIDER ALL OF THE INFORMATION INCLUDED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT.
                            ------------------------


     The date of this Proxy Statement is December 31, 1997.

                               TABLE OF CONTENTS


THE ANNUAL MEETING...................................................................        1
  Outstanding Shares and Voting Rights...............................................        1
     Record Date.....................................................................        1
     Quorum..........................................................................        1
     Voting Rights...................................................................        1
  Vote Required......................................................................        1
     Vote Required to Approve Proposals 1 and 2......................................        1
     Vote Required For Election of Directors (Proposal 3)............................        1
  Proxies............................................................................        1

REINCORPORATION OF THE COMPANY IN DELAWARE...........................................        3
  General............................................................................        3
  Merger of ARV Assisted Living, Inc. into Newly Formed Delaware Subsidiary..........        3
  Certain Consequences of the Merger.................................................        3
     Effective Time..................................................................        3
     Management After the Merger.....................................................        3
     Shareholder Rights..............................................................        3
     Conversion of Common Stock......................................................        4
     Number of Shares of Common Stock Outstanding....................................        4
     Employee Plans..................................................................        4
     Outstanding Options.............................................................        4
     Federal Income Tax Consequences.................................................        4
  Accounting Treatment of the Merger.................................................        4
  Appraisal Rights...................................................................        5
  Approval Required for Reincorporation..............................................        5
  Comparison of Rights of Shareholders of the Company and Stockholders of the
     Delaware Company................................................................        5
     General.........................................................................        5
     Directors; Classified Board; Cumulative Voting..................................        5
     Removal of Directors; Filling Vacancies on the Board of Directors...............        6
     Stockholder Action by Written Consent; Special Meetings; Stockholder
      Proposals......................................................................        6
     Limitation on Directors' Liability..............................................        7
     Authorized Capital Stock........................................................        7
     Dissenters' Rights..............................................................        7
     Loans to Directors, Officers and Employees......................................        7
     Dividends and Repurchases of Shares; Par Value, Capital and Surplus.............        7
  Anti-Takeover Measures.............................................................        8
  Vote Required; Board Recommendation................................................        9

AMENDMENT TO THE COMPANY'S ARTICLES OF INCORPORATION.................................       10
  General............................................................................       10
  Vote Required; Board Recommendation................................................       10

ELECTION OF DIRECTORS................................................................       11
  General............................................................................       11
  Information Concerning Nominees to the Board.......................................       11
  Nominees for Election to Serve Until the 1998 Annual Meeting of Shareholders (Class
     A Nominees).....................................................................       12
  Nominees for Election to Serve Until the 1999 Annual Meeting of Shareholders (Class
     B Nominees).....................................................................       12

  Nominees for Election to Serve Until the 2000 Annual Meeting of Shareholders (Class
     C Nominees).....................................................................       13
  Vote...............................................................................       13
  Anticipated Changes in Board Membership............................................       13
  Information on Committees of the Board and Meetings................................       13
  Compensation of Directors..........................................................       14
  The Company's Executive Officers...................................................       14
  Executive Compensation.............................................................       15
     Summary Compensation Table......................................................       15
     Option Grants in Last Fiscal Year...............................................       16
     Fiscal Year-End Option Values...................................................       17
     Employment Agreements...........................................................       17
     Change in Control Arrangements..................................................       19
  Compensation Committee Report on Executive Compensation............................       20
     1997 Executive Compensation Components..........................................       20
     Policy with Respect to Section 162(m)...........................................       21
  Performance Graph..................................................................       22
  Security Ownership of Directors and Named Executive Officers.......................       23
  Security Ownership of Certain Beneficial Owners....................................       24
  Compensation Committee Interlocks and Insider Participation........................       25
  Certain Relationships and Related Transactions.....................................       25
  Section 16(a) Beneficial Ownership Reporting Compliance............................       26

THE EMERITUS PROPOSAL................................................................       27

SOLICITATION OF PROXIES..............................................................       27

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE....................................       28

DEADLINE FOR SUBMISSION OF SHAREHOLDER PROPOSALS FOR 1998 ANNUAL MEETING.............       28
OTHER MATTERS..........................................................................       29
Schedule I     Information Concerning Certain Employees of the Company.................      I-1
Schedule II    Shares Held By Directors, Executive Officers and Certain Employees of
               the Company and Certain Transactions Between Any of Them and the
               Company.................................................................     II-1
Schedule III   Information Concerning Salomon Smith Barney.............................    III-1
Appendix A     Agreement and Plan of Merger............................................      A-1
Appendix B     ARV Delaware, Inc. Certificate of Incorporation.........................      B-1
Appendix C     Bylaws of ARV Delaware, Inc.............................................      C-1
Appendix D     Amendment of Restated Articles of Incorporation of ARV Assisted Living,
               Inc. ...................................................................      D-1

                               THE ANNUAL MEETING

OUTSTANDING SHARES AND VOTING RIGHTS

     Record Date. Only shareholders of record at the close of business on the Record Date are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

     Quorum. The Bylaws of the Company (the "Company Bylaws") provide that a majority of the issued and outstanding shares of Common Stock entitled to vote, present in person or represented by proxy at the Annual Meeting, shall constitute a quorum. Shares represented by proxies that reflect abstentions or broker non-votes will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum.

     Voting Rights. The securities that can be voted at the Annual Meeting consist of issued and outstanding shares of Common Stock, with each share entitling its owner to one vote on all matters. At the close of business on the Record Date, the Company had outstanding 15,848,498 shares of Common Stock. Shareholders' votes will be tabulated by the persons appointed by the Chairman of the Annual Meeting to act as inspectors of election for the Annual Meeting.

VOTE REQUIRED

     Vote Required to Approve Proposals 1 and 2. The affirmative vote of a majority of the total shares entitled to vote is required to approve the Reincorporation (Proposal 1) and the amendment to the Company Articles (Proposal
2). Abstentions and broker non-votes will have the same effect as a vote against Proposals 1 and 2.

     Vote Required For Election of Directors (Proposal 3). The favorable vote of a plurality of the shares of Common Stock present at the Annual Meeting, either in person or by properly executed proxies, and entitled to vote is required to elect members of the Board. Abstentions or broker non-votes as to the election of directors will not affect the election of the candidates receiving the plurality of votes.

PROXIES

     The shares represented by each properly executed proxy not subsequently revoked will be voted at the Annual Meeting in accordance with the instructions contained therein. If no specification is made, the proxy will be voted (i) FOR Proposal 1 to approve the Reincorporation, (ii) FOR Proposal 2 to approve the amendment to the Company Articles, and (iii) FOR Proposal 3 to elect the persons nominated to the Board.

     A shareholder giving a proxy in the form accompanying this Proxy Statement has the power to revoke the proxy prior to its exercise by (i) prior to the Annual Meeting, filing a written notice of revocation bearing a later date with Sheila M. Muldoon, Vice President, General Counsel and Secretary, ARV Assisted Living, Inc., 245 Fischer Avenue, D-1, Costa Mesa, California 92626, (ii) delivering to the Company a duly executed proxy bearing a later date, or (iii) attending the Annual Meeting and voting in person.

     If necessary, the holders of the proxies may vote in favor of a proposal to adjourn the Annual Meeting to permit further solicitation of proxies in order to obtain sufficient votes to approve any of the matters being considered at the Annual Meeting. If the Annual Meeting is adjourned for any reason, at any subsequent reconvening of the Annual Meeting all proxies may be voted in the same manner as such proxies would have been voted at the original convening of the Annual Meeting (except for any proxies that have theretofore effectively been revoked or withdrawn).


     The cost of soliciting proxies will be borne by the Company. In addition to the use of the mails, proxies may be solicited personally or by telephone or facsimile transmission by officers, directors, and employees of the Company, who will not be specifically compensated for such solicitation activities, and by MacKenzie Partners, a third party solicitor who the Company intends to engage for this purpose and who will receive a fee estimated at $100,000 (plus out-of-pocket expenses) for its services for soliciting such proxies. Arrangements also will be made with brokerage houses and other custodians, nominees and fiduciaries for forwarding solicitation materials to the beneficial owners of shares of Common Stock held of record by such persons, and the Company will reimburse such persons for their reasonable expenses incurred in that connection.

     SHAREHOLDERS ARE REQUESTED TO INDICATE THEIR VOTE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY TO THE COMPANY IN THE POSTAGE-PAID ENVELOPE THAT HAS BEEN PROVIDED. THE BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR APPROVAL OF EACH OF THE PROPOSALS SET FORTH IN THIS PROXY STATEMENT.

                   REINCORPORATION OF THE COMPANY IN DELAWARE

                                  (PROPOSAL 1)

GENERAL

     The Board has unanimously approved a proposal to change the Company's state of incorporation from California to Delaware. The Board believes the Reincorporation is in the best interests of the Company and its shareholders.

     The primary reason for the proposed change in domicile is to cause the Company to be governed by Delaware law, which over the years has undertaken to maintain a modern and flexible corporation law which frequently is revised to meet changing business conditions. As a result, Delaware has become a preferred domicile for many major United States corporations. Because of Delaware's significance as the state of incorporation of major corporations, the Delaware judiciary has become particularly familiar with matters of corporation law, and Delaware has a well-developed body of court decisions interpreting its law. As a consequence, Delaware law is comparatively well-known and understood.

     A number of changes will be effected as a result of the Reincorporation. Such changes are described below under the heading "Comparison of Rights of Shareholders of the Company and Stockholders of the Delaware Company."

     The Board estimates the aggregate costs to the Company of Reincorporation to be approximately $175,000.

     In the event this proposal is not adopted, the Company will continue to operate as a California corporation.

MERGER OF ARV ASSISTED LIVING, INC. INTO NEWLY FORMED DELAWARE SUBSIDIARY

     The proposed Reincorporation would be accomplished by merging the Company into a newly formed Delaware subsidiary, which is currently named ARV Delaware, Inc. (the "Delaware Company"), pursuant to an Agreement and Plan of Merger (the "Merger Agreement"), substantially in the form which is attached as Appendix A to this Proxy Statement. The Delaware Company was incorporated in Delaware on November 26, 1997 specifically for purposes of the Reincorporation and has conducted no business and has no material assets or liabilities. After completion of the merger, the Delaware Company will change its name to ARV Assisted Living, Inc. The Delaware Company's principal executive offices are located at 245 Fischer Avenue, D-1, Costa Mesa, California 92626, telephone
(714) 751-7400. The Reincorporation would not result in any change in the Company's business, assets or liabilities and would not result in any relocation of management or other employees.

CERTAIN CONSEQUENCES OF THE MERGER

     Effective Time. The merger will take effect on the later of the times (the "Effective Time") at which a Certificate of Ownership and Merger is filed with the Secretary of State of Delaware and Articles of Merger are filed with the California Department of Corporations, which filings are anticipated to be made as soon as practicable after the Reincorporation proposal is approved by the shareholders of the Company. At the Effective Time, the separate corporate existence of the Company will cease and shareholders of the Company will become stockholders of the Delaware Company.

     Management After the Merger. Immediately after the merger of the Company into the Delaware Company (the "Merger"), the Board of Directors of the Delaware Company (the "Delaware Board of Directors") will be composed of the current members of the Board.

     Shareholder Rights. Certain differences in stockholder rights exist under California General Corporation Law (the "CGCL") and Delaware General Corporation Law (the "DGCL") and the organization documents of the Company and the Delaware Company. See "Comparison of Rights of Shareholders of the

Company and Stockholders of the Delaware Company" for a discussion of the effects of these and other differences between the rights of stockholders under the CGCL and the DGCL.

     Conversion of Common Stock. As a result of the Reincorporation, each outstanding share of Common Stock will automatically be converted into one share of Delaware Company Common Stock. Other than changes due to the differences between California and Delaware law and certain differences between the Company Articles and Company Bylaws and the Delaware Company Certificate and Delaware Company Bylaws (see "Comparison of Rights of Shareholders of the Company and Stockholders of the Delaware Company"), there will be no material changes in the rights and obligations of holders of the Common Stock as a result of the Reincorporation. The Delaware Common Stock will be listed on the American Stock Exchange under the same symbol ("SRS") as the Company's Common Stock.

     Number of Shares of Common Stock Outstanding. The number of outstanding shares of Delaware Common Stock immediately following the Reincorporation will equal the number of shares of Common Stock of the Company outstanding immediately prior to the Effective Time.

     Employee Plans. The Company's employee benefit plans (the "Plans"), including the Company's 1995 Stock Option and Incentive Plan, will each be continued by the Delaware Company following the Reincorporation. Approval of the proposed Reincorporation will constitute approval of the adoption and assumption of the Plans by the Delaware Company.

     Outstanding Options. In addition to the assumption by the Delaware Company of all options outstanding under the Plans, any and all other outstanding options and other rights to acquire shares of Common Stock will be converted into options or rights to acquire shares of Delaware Common Stock.

     Federal Income Tax Consequences. The Reincorporation is intended to be tax free under the Code. Accordingly, no gain or loss will be recognized by the holders of shares of the Company's Common Stock as a result of the Reincorporation, and no gain or loss will be recognized by the Company or the Delaware Company. Each former holder of shares of the Company's Common Stock will have the same tax basis in the Delaware Common Stock received by such holder pursuant to the Reincorporation as such holder has in the shares of the Company's Common Stock held by such holder at the Effective Time. Each stockholder's holding period with respect to the Delaware Common Stock will include the period during which such holder held the shares of Common Stock, so long as the latter were held by such holder as a capital asset at the Effective Time. The Company has not obtained, and does not intend to obtain, a ruling from the Internal Revenue Service with respect to the tax consequences of the Reincorporation.

     The Company believes no gain or loss should be recognized by the holders of outstanding options to purchase shares of Common Stock, so long as (i) such options (a) were originally issued in connection with the performance of services by the optionee and (b) lacked a readily ascertainable value (for example, were not actively traded on an established market) when originally granted and (ii) the options to purchase the Delaware Common Stock into which the Company's outstanding options will be converted in the Reincorporation also lack a readily ascertainable value when issued. Notwithstanding the foregoing, optionees should consult their own tax advisors regarding the federal income tax consequences to them of the Reincorporation as well as any consequences under the laws of any other jurisdiction.

     The foregoing is only a summary of certain federal income tax consequences. Shareholders should consult their own tax advisers regarding the federal tax consequences of the Reincorporation as well as any consequences under the laws of any other jurisdiction.

ACCOUNTING TREATMENT OF THE MERGER

     Upon consummation of the merger, all assets and liabilities of the Company will be transferred to the Delaware Company at book value because the Reincorporation will be accounted for as a pooling of interests.

APPRAISAL RIGHTS

     California law provides that shareholders of a corporation involved in a reorganization are not entitled to dissenters' rights if the corporation, or its shareholders immediately before the reorganization, or both, own (immediately after the reorganization) certain equity securities possessing more than five-sixths of the voting power of the surviving or acquiring corporation or a parent party. Consequently, because Reincorporation is a reorganization in which the shareholders of the Company will own, immediately after the reorganization, equity securities possessing more than five-sixths of the voting power of the Delaware Company, appraisal rights are not available to shareholders of the Company with respect to the Reincorporation.

APPROVAL REQUIRED FOR REINCORPORATION

     Under California law, the affirmative vote of a majority of the outstanding shares of each class of the Company's capital stock entitled to vote on the proposal is required for approval of the Reincorporation. The Common Stock is the only class of the Company's capital stock of which shares are outstanding and entitled to vote on the proposal to approve the Reincorporation. Abstentions and broker non-votes will have the effect of votes against the proposal to approve the Reincorporation. The Reincorporation may be abandoned or the Merger Agreement may be amended (with certain exceptions), either before or after stockholder approval has been obtained if, in the opinion of the Board, circumstances arise that make such action advisable.

COMPARISON OF RIGHTS OF SHAREHOLDERS OF THE COMPANY AND STOCKHOLDERS OF THE DELAWARE COMPANY

     General. Upon consummation of the Merger, the shareholders of the Company will become stockholders of the Delaware Company, and their rights as stockholders will be governed by the Delaware Company Certificate, Delaware Company Bylaws and the DGCL. The Delaware Company Certificate and Delaware Company Bylaws do not differ in material respects from the Company Articles and Company Bylaws. However, the rights of Delaware Company stockholders will be governed by the DGCL, while the rights of the Company shareholders are governed by the CGCL. The DGCL and the CGCL differ in many respects, and consequently it is not practical to summarize all of such differences. It should be noted that certain aspects of the DGCL have been publicly criticized because they do not afford minority shareholders the same substantive rights and protections as are available under the CGCL.

     The following is a summary of significant differences between the Company Articles, Company Bylaws and applicable provisions of the CGCL, on the one hand, that Delaware Company Certificate, Delaware Company Bylaws and applicable provisions of the DGCL, on the other. This discussion is not intended to be complete and is qualified in its entirety by reference to Delaware Company Certificate and Delaware Company Bylaws, attached as Appendices B and C hereto. Copies of the Company Articles and the Company Bylaws are available for inspection at the principal executive offices of the Company and copies will be sent to holders of shares Common Stock upon request.

     Directors; Classified Board; Cumulative Voting. Under the Company Articles, the Board consists of a minimum of five and a maximum of nine directors divided into two classes (so long as there are seven or eight directors), in which each director is elected for a two-year term, or three classes (so long as there are nine directors), in which each director is elected for a three-year term. The Delaware Company Certificate provides that the Delaware Board of Directors shall consist of a minimum of five and a maximum of ten directors divided into three classes, in which each director is elected for a three-year term. The DGCL permits, but does not require, the adoption of a classified Board of Directors with staggered terms, with each class having a term of office longer than one year but not longer than three years. Under the CGCL, corporations whose outstanding shares are listed on the New York Stock Exchange or the American Stock Exchange, and certain corporations whose outstanding shares are authorized for quotation on the Nasdaq, are permitted to have a classified board.

     Cumulative voting, which enhances the ability of minority stockholders to elect directors, is not available under the DGCL unless otherwise provided in a corporation's certificate of incorporation. Under cumulative voting, each stockholder is entitled to the number of votes equal to the number of shares owned by the stockholder multiplied by the number of directors to be elected. All such votes may be cast for a single nominee or distributed among several nominees. In the absence of cumulative voting, the holders of a majority of the shares present or represented at a meeting to elect directors may elect all directors, and no director could be elected without the support of a majority of the stockholders. The Delaware Company Certificate does not provide for cumulative voting. Under the CGCL, corporations whose outstanding shares are listed on the New York Stock Exchange or the American Stock Exchange and certain corporations whose outstanding shares are authorized for quotation on the Nasdaq National Market are permitted to eliminate cumulative voting. The Company Articles provide for the elimination of cumulative voting.

     Removal of Directors; Filling Vacancies on the Board of Directors. Under the DGCL, directors generally may be removed, with or without cause, by the holders of a majority of voting shares. Under the CGCL, a director may be removed for cause by the directors or a court, upon suit by holders of at least 10% of the outstanding shares. A director also may be removed without cause, under the CGCL, by the holders of a majority of voting shares, unless the number of shares voting against removal would be sufficient to elect such director if voted cumulatively.

     Under the Delaware Company Certificate, any vacancies on the Delaware Board of Directors may be filled by a majority of the directors then in office whether or not less than a quorum, or by a sole remaining director. In addition, the Delaware Company Bylaws provide that a director elected to fill a vacancy on the Delaware Board of Directors will serve for the unexpired portion of the term of the director whose place has been filled. Under the DGCL, however, if at the time of filling any vacancy or newly created directorship, the directors then in office constitute less than a majority of the entire Board of Directors (as constituted immediately prior to any increase in their number), the Delaware Chancery Court may, under certain circumstances, order an election to be held to fill any such vacancies or newly created directorships or to replace the directors chosen by the directors then in office.

     Under the CGCL, a vacancy created by removal of a director may be filled by the Board of Directors only if so authorized by a corporation's articles of incorporation or by a bylaw approved by the corporation's shareholders. Under the Company Bylaws, vacancies on the Board, including those arising from the removal of a director, may be filled by a majority of directors then in office, or, if the number of directors then in office is less than a quorum, by (i) the unanimous written consent of the directors then in office, (ii) the affirmative vote of a majority of directors then in office at a meeting held pursuant to notice or waiver of notice complying with California Corporations Code Section 307 or (iii) a sole remaining director. The CGCL provides that if, after the filling of any vacancy by the directors, the directors then in office who have been elected by the shareholders shall constitute less than a majority of the directors then in office, (i) any holder or holders of 5% or more of the outstanding voting shares may call a special meeting of the shareholders or (ii) the California Superior Court of the proper county shall, upon application of such shareholder or shareholders, summarily order a special meeting of shareholders, to be held to elect the entire Board of Directors.

     Stockholder Action by Written Consent; Special Meetings; Stockholder Proposals. Unless otherwise provided in the certificate of incorporation, stockholders of a Delaware corporation may take action without a meeting, without prior notice and without a vote, upon the written consent of stockholders having not less than the minimum number of votes that would be necessary to authorize the proposed action at a meeting at which all shares entitled to vote were present and voted. The Delaware Company Certificate does not permit stockholder action without a meeting by written consent. The Delaware Company Bylaws provide that special meetings of stockholders may be called by the President, or by the President or the Secretary at the request in writing of a majority of the Delaware Board of Directors, or at the request in writing of the stockholders owning a majority of the outstanding voting shares.

     The Company Articles also do not permit shareholder action by written consent. The Company Bylaws provide that special meetings of the shareholders may be called by the Board, the Chairman of the Board, the President or by one or more shareholders holding shares entitled to cast not less than 10% of the votes at the meeting.

     Under the Company Articles, a shareholder must notify the Secretary of the Company at least 45 days in advance of the Company's annual meeting of shareholders in order to (i) bring a proposal before the annual meeting or (ii) nominate a director for election at the annual meeting. Under the Delaware Company

Certificate, the notice requirement for a stockholder bringing a proposal before the annual meeting or nominating a director for election at the annual meeting is 180 days.

     Limitation on Directors' Liability. The Delaware Company Certificate contains certain provisions limiting the personal liability of directors. The Company Articles also contain certain provisions limiting the personal liability of directors, although in general, the DGCL permits a corporation to indemnify its directors and officers under a broader range of circumstances than does the CGCL.

     Authorized Capital Stock. The Company Articles authorize the issuance of up to 100,000,000 shares of Company Common Stock and 10,000,000 shares of Preferred Stock, of which, at December 18, 1997, 15,848,498 shares of Company Common Stock were issued, and 3,817,666 shares of Company Common Stock were reserved for issuance upon exercise of outstanding options and warrants and the conversion of outstanding convertible securities. The Delaware Company Certificate also authorizes the issuance of up to 100,000,000 shares of Common Stock and 10,000,000 shares of Preferred Stock. Authorized but unissued shares of Delaware Company Common Stock and Delaware Company Preferred Stock are available for issuance at the discretion of the Delaware Board of Directors without stockholder approval. Such shares could be issued in the future by the Delaware Board of Directors in ways that would make more difficult a change in control of the Delaware Company, such as through a private sale, diluting the stock ownership of the person seeking to gain control of the Delaware Company. Any such action could have the effect of deterring an offer for outstanding Delaware Company Common Stock which might otherwise enable the holders thereof to earn a premium over the then current market price of such securities.

     Dissenters' Rights. Under the CGCL and DGCL, a dissenting shareholder of a corporation participating in certain transactions may, under varying circumstances, receive cash in the amount of the fair market value of his shares (as determined by agreement of the parties or by a court), in lieu of the consideration he or she would otherwise receive in any such transaction. The DGCL generally requires such dissenters' rights of appraisal with respect to mergers and consolidations, but not a sale of assets, unless the corporation's certificate of incorporation provides otherwise. The DGCL contains certain exclusions from dissenters' rights requirements, including a merger or consolidation by a corporation, the shares of which are either listed on a national securities exchange or held by more than 2,000 stockholders, if the stockholders receive shares of the surviving corporation or of such a listed or widely-held corporation. In contrast, the CGCL generally affords dissenters' rights in a share-for-share exchange reorganization, a sale-of-assets reorganization, or a merger. The exclusions from dissenters' rights in mergers under the CGCL are somewhat different from those under the DGCL. For example, in the case of a corporation whose shares are listed on a national securities exchange, dissenters' rights would nevertheless be available in certain transactions for any shares with respect to which there are certain restrictions on transfer, and for any class with respect to which there are certain restrictions on transfer, and for any class with respect to which the holders of 5% or more of such class claims dissenters' rights. Also, under the CGCL, shareholders of a corporation involved in a reorganization are not entitled to dissenters' rights if the corporation, or its shareholders immediately before the reorganization, or both, own (immediately after the reorganization) certain equity securities possessing more than five-sixths of the voting power of the surviving or acquiring corporation or a parent party.

     Loans to Directors, Officers and Employees. Under the DGCL, a corporation may make loans or guarantee the obligations of its officers or other employees and those of its subsidiaries when such action, in the judgment of the directors, may reasonably be expected to benefit the corporation. Under the CGCL, shareholders of a corporation with at least 100 shareholders may approve a bylaw providing that a disinterested majority of the Board may approve loans and guarantees to officers without shareholder approval if the Board determines that such loans may reasonably be expected to benefit the corporation. There is no such bylaw in the Company Bylaws.

     Dividends and Repurchases of Shares; Par Value, Capital and Surplus. The CGCL dispenses with the concepts of par value of shares as well as statutory definitions of capital, surplus and the like, while such concepts are retained under the DGCL. A Delaware corporation may make repurchases or redemptions that do not impair capital, and may pay dividends out of any surplus account (generally the stockholders' equity of the corporation less the par value of the capital stock outstanding) or, if there exists no surplus, out of net profits of the current and preceding fiscal year (after provision for outstanding preferred stock). To determine the surplus, assets and liabilities may be revalued at their current fair market value, which may create greater surplus from which to pay dividends than would the book valuation of assets and liabilities.

     With certain limited exceptions, distributions to shareholders of a California corporation (including redemptions, repurchases and dividends, other than stock dividends) are generally limited either to the amount of the corporation's retained earnings or to an amount which would leave the corporation with (i) tangible assets of at least one and one quarter times its liabilities other than certain deferred liabilities) and (ii) current assets at least equal to its current liabilities. In addition, the CGCL provides that a corporation may not make any distribution that would render the corporation unable to meet its liabilities, nor may such a distribution be made if, as a result, the excess of the corporation's assets over its liabilities would be less than the liquidation preference of all shares having a preference on liquidation over the class or series to which the distribution is made. The CGCL does not permit the revaluation of assets from book value to their current fair market value.

ANTI-TAKEOVER MEASURES

     The Board believes that a hostile takeover attempt may have a negative effect on the Company and its stockholders. Takeover attempts that have not been negotiated or approved by the board of a corporation can seriously disrupt the business and management of a corporation and generally present the risk of terms which are less favorable to all of the stockholders than would be available in a negotiated, board-approved transaction. By contrast, board-approved transactions can be carefully planned and undertaken at an opportune time in order to obtain maximum value for the corporation and all of its stockholders, with due consideration to matters such as capturing the value from longer term strategies, the recognition or postponement of gain or loss for tax purposes and the management and business of the acquiring corporation.

     The Company Articles and Company Bylaws already include certain provisions available to the Company under California law to deter hostile takeover attempts and to help provide adequate opportunity for the Board to consider and respond to a takeover offer. These provisions include a classified board, elimination of cumulative voting, and an advance notice requirement for stockholder proposals. These provisions are also included in the Delaware Certificate and Delaware Bylaws.

     In addition, the Company currently has a rights plan (the "Rights Plan") which would be adopted by the Delaware Board upon completion of the Reincorporation. The Rights Plan is described in the Company's current report on Form 8-K filed on August 8, 1997, which report is incorporated by reference herein.

     The Delaware Company would also retain the rights currently available to the Company to issue shares of its authorized but unissued capital stock. Following the effectiveness of the proposed Reincorporation, shares of authorized and unissued common stock and preferred stock of the Delaware Company could (within the limits imposed by applicable law) be issued, or preferred stock could be created and issued with terms, provisions and rights, to make more difficult, and therefore less likely, a takeover of the Delaware Company. Any such issuance of additional stock could have the effect of diluting the earnings per share and book value per share of existing shares of Common Stock and preferred stock, and such additional shares could be used to dilute the stock ownership of persons seeking to obtain control of the Delaware Company.

     In addition to specific anti-takeover measures, a number of differences between California and Delaware law, which are effective without action by the Delaware Company, could have a bearing on unapproved takeover attempts. Under
Section 203 of the DGCL ("Section 203"), certain "business combinations" with "interested stockholders" of Delaware corporations are subject to a three-year moratorium unless specified conditions are met.

     Section 203 prohibits certain mergers, consolidations, sales of assets and other transactions ("business combinations") with an "interested stockholder" (generally a 15% or more stockholder) for three years following the date the stockholder became an interested stockholder. The prohibition on business combinations is subject to certain exceptions, the most significant of which are that the prohibition does not apply if: (i) the business combination or transaction in which the interested stockholder becomes an interested stockholder is approved by the board of directors prior to the stockholder becoming an interested stockholder; (ii) the business combination is with an interested stockholder who became an interested stockholder in a transaction whereby he acquired at least 85% of the corporation's voting stock;
(iii) the business combination is approved by the board of directors and authorized by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder; or (iv) an exemption is available.

     Section 203 is currently under challenge in lawsuits arising out of ongoing takeover disputes, and it is not yet clear whether or to what extent its constitutionality will be upheld by the courts. The United States District Court for the District of Delaware has consistently upheld the constitutionality of
Section 203 but the Delaware Supreme Court has not yet considered the issue. So long as the constitutionality of Section 203 is upheld, the Company believes that it will have the effect of encouraging any potential acquiror to negotiate with the Delaware Company Board. Section 203 should also discourage certain potential acquirors unwilling to comply with its provisions.

     Section 203 applies to Delaware corporations which have a class of voting stock that is listed on a national securities exchange, authorized for quotation on an inter-dealer quotation system of a registered national securities association, or are held of record by more than 2,000 stockholders. However, a Delaware corporation may, through its certificate of incorporation or bylaws, elect not to be governed by the statute. The Delaware Company Certificate and Delaware Company Bylaws do not contain such an election; consequently, the statute will apply to business combinations involving the Delaware Company.

     The Board recognizes that hostile takeover attempts do not always have the unfavorable consequences or effects described above and may frequently be beneficial to the stockholders, providing all of the stockholders with considerable value for their shares. To the extent that the Reincorporation may provide greater deterrence to takeover offers and greater defenses against takeovers, the Reincorporation may have the effect of discouraging or defeating future takeover attempts which a substantial number or majority of the Delaware Company's stockholders might wish to accept and which might provide a substantial premium over market prices. However, the Board believes that the potential suddenness and disadvantages of unapproved takeover attempts (such as disruption of the Company's business and the possibility of terms which may be less favorable to all of the stockholders than would be available in a board-approved transaction) are sufficiently great that, on balance, prudent steps to reduce the likelihood of such takeover attempts and to help ensure that the Board has adequate opportunity to fully consider and respond to any takeover attempt and actively negotiate its terms, are in the best interests of the Company and its stockholders. The Board also believes that any additional defenses and deterrence provided by the Reincorporation are incremental in light of the Company's existing takeover defenses.

VOTE REQUIRED; BOARD RECOMMENDATION

     The affirmative vote of a majority of the outstanding shares of each class of the Company's capital stock entitled to vote at the Annual Meeting is required to approve the Reincorporation proposal. Abstentions and broker non-votes will have the effect of votes against the Reincorporation proposal. The persons named as proxies in the accompanying form of proxy intend to vote in favor of Reincorporation. A vote FOR the Reincorporation proposal will constitute approval of (i) the change in the Company's state of incorporation through a merger of the Company into the Delaware Company, (ii) the Delaware Company Certificate, (iii) the Delaware Company Bylaws, and (iv) all other aspects of the Reincorporation proposal. If this Proposal 1 and Proposal 2 are approved, the Delaware Company Certificate shall supersede the Company Articles (as amended pursuant to Proposal 2).

     THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF THE PROPOSAL TO REINCORPORATE THE COMPANY IN THE STATE OF DELAWARE.

              AMENDMENT TO THE COMPANY'S ARTICLES OF INCORPORATION

                                  (PROPOSAL 2)

GENERAL

     The Board proposes to amend the Company Articles to increase the maximum number of authorized directors from nine to ten, and to provide that the Board will be divided into (i) two classes if there are six, seven or eight directors or (ii) three classes if there are nine or ten directors.

     The Company Articles currently provide that the number of directors of the Company must be a minimum of five and a maximum of nine and that the Board shall be divided into (i) two classes if there are seven or eight directors and (ii) three classes if there are nine directors. The authorized number of directors is currently set at nine.

     The Company is currently conducting a search for a new President/Chief Operating Officer. It is anticipated that if this Proposal 2 is approved, upon the appointment of a new President/Chief Operating Officer, the new President/Chief Operating Officer will be appointed as the tenth member of the Board (unless another Board member resigns prior to or concurrently with the appointment of the President/Chief Operating Officer, in which case the President/Chief Operating Officer will be appointed to fill the resulting vacancy, and the authorized number of directors will remain nine).

VOTE REQUIRED; BOARD RECOMMENDATION

     The affirmative vote of a majority of the outstanding shares of each class of the Company's capital stock entitled to vote at the Annual Meeting is required to approve this Proposal 2. Abstentions and broker non-votes will have the effect of votes against this Proposal.

     THE BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR APPROVAL OF THE PROPOSAL TO AMEND THE COMPANY ARTICLES.

     The foregoing discussion of the amendment to the Company Articles constitutes a summary of the proposed amendment to the Company Articles. This summary is qualified by reference to the complete text of the amendment, which is set forth in the form of the Amendment to Restated Articles of Incorporation, a copy of which is attached as Appendix D to this Proxy Statement.

                             ELECTION OF DIRECTORS

                                  (PROPOSAL 3)

GENERAL

     The Company Articles currently provide that the Board will consist of a minimum of five and maximum of nine directors, and that at such time as the Company becomes a listed corporation within the meaning of Section 301.5 of the California Corporations Code, the directors will be divided into two classes (so long as there are seven or eight directors on the Board) or three classes (so long as there are nine directors on the Board). The authorized number of directors is currently fixed at nine.

     In May 1997, upon the Company becoming a listed corporation as defined in
Section 301.5 of the California Corporations Code, the Board, which then consisted of seven members, was divided into two classes, the first of which was comprised of John A. Booty, James M. Peters and R. Bruce Andrews and the second of which was comprised of David P. Collins, Gary L. Davidson, Maurice J. DeWald and John J. Rydzewski. Effective October 13, 1997, Gary L. Davidson resigned as a member of the Board.

     On October 29, 1997, the Company entered into a stockholders agreement with Prometheus Assisted Living LLC ("Prometheus") and Lazard Freres Real Estate Investors L.L.C. ("LFREI") (the "Stockholders Agreement"). In accordance with the Stockholders Agreement, on October 30, 1997, the then-existing members of the Board authorized an increase in the size of the Board from seven (with one vacancy created by Mr. Davidson's resignation) to nine members. The Board then filled the three existing vacancies by appointing as Directors the following individuals, each of whom was nominated by Prometheus: Robert P. Freeman, Kenneth M. Jacobs and Murry N. Gunty. In connection with these appointments, the Board was reclassified into three classes as follows: James M. Peters, John A. Booty and Robert P. Freeman were classified as Class A Directors (the "Class A Directors"); R. Bruce Andrews, David P. Collins and Kenneth M. Jacobs were classified as Class B Directors (the "Class B Directors"); and John J. Rydzewski, Maurice J. DeWald and Murry N. Gunty were classified as Class C Directors (the "Class C Directors"). Effective December 5, 1997, Mr. Peters resigned from the Board and Howard G. Phanstiel was appointed to fill the resulting vacancy. The initial term of each of the Class A Directors, the Class B Directors, and the Class C Directors expires on the date of the Annual Meeting.

     Each of the Class A Directors, Class B Directors and Class C Directors other than Messrs. Freeman, Jacobs and Gunty (who were appointed pursuant to the Stockholders Agreement) and Mr. Phanstiel (who was appointed to fill Mr. Peters' vacancy) was elected to his present term of office by the shareholders of the Company, and each is a nominee for election at the Annual Meeting. The Class A Directors elected at the Annual Meeting will hold office until the 1998 annual meeting of shareholders, the Class B Directors elected at the Annual Meeting will hold office until the 1999 annual meeting of shareholders and the Class C Directors elected at the Annual Meeting will hold office until the 2000 annual meeting of shareholders.

     If any nominee for Director should be unable or decline to serve, the authority provided in the proxy to vote for the election of directors will be exercised to vote for a substitute or substitutes. As of the date of this Proxy Statement, management has no knowledge that any of the nominees will be unable or will decline to serve. None of the nominees has any family relationship among themselves. The Company Articles and Company Bylaws contain provisions eliminating or limiting the personal liability of directors for violations of a director's fiduciary duty to the extent permitted by California law.

INFORMATION CONCERNING NOMINEES TO THE BOARD

     Set forth below are the names and descriptions of the backgrounds of the nominees for election as Directors of the Company, who also constitute the current Board. Each of the nominees first became a Director of the Company in the year set forth below and has continually served as a Director since that date.

NOMINEES FOR ELECTION TO SERVE UNTIL THE 1998 ANNUAL MEETING OF SHAREHOLDERS (CLASS A NOMINEES)

                                                                   YEAR FIRST BECAME
                                                                     A DIRECTOR OF
        NAME           AGE                 POSITION                   THE COMPANY
---------------------  ---   ------------------------------------  -----------------
John A. Booty          59    Interim President, Director and              1985
                             Vice Chairman of the Board
Robert P. Freeman      52    Director                                     1997
Howard G. Phanstiel    49    Chief Executive Officer and Chairman         1997
                             of the Board

     JOHN A. BOOTY. Mr. Booty, one of the founders of the Company, has served as interim President and Chief Executive Officer since October 1997. Mr. Booty retired from his employment with the Company in September 1996 and served as a consultant to the Company from September 1996 to October 1997. From the date of the Company's inception in 1985 until September 1996, Mr. Booty served as President of the Company. Mr. Booty received a Bachelor's Degree at the University of California at Berkeley, from which he also holds a Master's Degree in Business Administration. Prior to founding the Company, Mr. Booty was with Ford Motor Company Aeronutronics, Development Research Associates, and Booz Allen and Hamilton, of which Mr. Booty was a Vice-President.

     ROBERT P. FREEMAN. Mr. Freeman is President and Managing Director of LFREI, which he joined in 1992. Mr. Freeman received a Juris Doctor Degree from Harvard Law School and a Bachelors Degree from Stanford University. He is currently a director of American Apartment Communities, Atlantic American Properties Trust and Commonwealth Atlantic Properties.

     HOWARD G. PHANSTIEL. Mr. Phanstiel was appointed Chairman and Chief Executive Officer of the Company on December 5, 1997. Prior to joining the Company, Mr. Phanstiel was the Executive Vice President, Finance and Information Systems of Wellpoint Health Networks, Incorporated, a large managed care company, from December 1994 to September 1997. From 1989 to 1994, he served in various capacities at Prudential Bache, including Chairman and Chief Executive Officer of Prudential Bache International Bank and Managing Director of Prudential Bache Securities, Inc. Mr. Phanstiel received his Bachelor's Degree and his Master of Public Administration from Syracuse University.

NOMINEES FOR ELECTION TO SERVE UNTIL THE 1999 ANNUAL MEETING OF SHAREHOLDERS (CLASS B NOMINEES)

                                                                  YEAR FIRST BECAME
                                                                    A DIRECTOR OF
       NAME         AGE                  POSITION                    THE COMPANY
------------------  ---   --------------------------------------  -----------------
R. Bruce Andrews    57    Director                                       1995
David P. Collins    59    Executive Vice President and Director          1985
Kenneth M. Jacobs   39    Director                                       1997

     R. BRUCE ANDREWS. Mr. Andrews has served as President and Chief Executive Officer of Nationwide Health Properties, Inc. since September 1989 and a director of that company since October 1989. Mr. Andrews had previously served as a director of American Medical International, Inc., a hospital management company, and served as its Chief Financial Officer from 1970 to 1985 and its Chief Operating Officer in 1985 and 1986. Mr. Andrews is also a director of Alexander Haagen Properties, Inc.

     DAVID P. COLLINS. Mr. Collins, Senior Executive Vice President, has served the Company in several capacities since 1981. He is currently in charge of ARV Assisted Living International, Inc., a wholly owned subsidiary of the Company. Prior to that he was in charge of Investor Relations and was responsible for capital formation for the Company and for affiliated entities. Prior to 1981, Mr. Collins was active in international finance. Mr. Collins received his Bachelors Degree from St. Anselm College, Manchester, New Hampshire.

     KENNETH M. JACOBS. Mr. Jacobs is a Managing Director in the Banking Group of Lazard Freres & Co. LLC, which position he has held since 1991. He received a Master of Business Administration Degree from Stanford Graduate School of Business and a Bachelor of Arts Degree from The University of Chicago.

NOMINEES FOR ELECTION TO SERVE UNTIL THE 2000 ANNUAL MEETING OF SHAREHOLDERS (CLASS C NOMINEES)

                                                                 YEAR FIRST BECAME
                                                                   A DIRECTOR OF
       NAME         AGE                 POSITION                    THE COMPANY
------------------  ---   -------------------------------------  -----------------
Maurice J. DeWald   57    Director                                      1995
Murry N. Gunty      30    Director                                      1997
John J. Rydzewski   44    Chairman of the Board                         1995

     MAURICE J. DEWALD. Mr. DeWald is Chairman and Chief Executive Officer of Verity Financial Group, Inc. which he founded in 1992. Previously, Mr. DeWald was a Managing Partner and served on the Board of Directors of KPMG Peat Marwick. Mr. DeWald is currently a director of Tenet Healthcare Corporation, Dai-Ichi Kangyo Bank of California and Monarch Funds. Mr. DeWald received a B.B.A. Degree from the University of Notre Dame and serves on its School of Business Administration Advisory Council.

     MURRY N. GUNTY. Mr. Gunty is a Vice President of LFREI, which he joined in 1995. From 1993 to 1995, he was associated with J.E. Robert Company, a real estate investment company. He is currently a director of Atlantic American Properties Trust. Mr. Gunty received a Master of Business Administration Degree from Harvard Business School and a Bachelor of Arts Degree from Harvard College.

     JOHN J. RYDZEWSKI. Mr. Rydzewski is an investment banker specializing in health care finance and has been a principal of Benedetto, Gartland & Company, Inc. since 1993. Mr. Rydzewski served as Executive Vice-President and Chief Financial Officer in 1992 for Four Winds, Inc. He also served as a Vice President in the Health Care Finance group of Kidder, Peabody & Co. Incorporated from 1986 to 1992. He has served as a director of United Medical Corporation and Maxim Healthcare Corporation. Mr. Rydzewski received a Master of Business Administration and a Bachelor of Science Degree from The Wharton School of the University of Pennsylvania.

VOTE

     Directors will be elected by a favorable vote of a plurality of the shares of voting stock present and entitled to vote, in person or by proxy, at the Annual Meeting. Accordingly, abstentions or broker non-votes as to the election of directors will not affect the election of the candidates receiving a plurality of the votes. Absent written instructions to the contrary, proxies representing shares of Common Stock will be voted FOR the election of each of the persons listed above as Directors of the Company in the class indicated.

ANTICIPATED CHANGES IN BOARD MEMBERSHIP

     As explained in "Amendment to the Company's Articles of Incorporation," it is anticipated that if Proposal 2 is approved and the maximum authorized number of directors is increased to ten, upon the appointment of a new President/Chief Operating Officer of the Company, the new President/Chief Operating Officer will be appointed as a Class A Director.

INFORMATION ON COMMITTEES OF THE BOARD AND MEETINGS

     The Board established a Compensation Committee and an Audit Committee at or about the time of the initial public offering of the Company's common stock in October 1995. In addition, the Board has occasionally appointed special committees of one or more directors to analyze and/or take action on items of interest to the Board, including a committee appointed to analyze and negotiate the Company's recent transaction with Prometheus. See "-- Certain Relationships and Related Transactions." The Company currently does not have a nominating committee and the full Board selects nominees for election of directors (subject to Prometheus' rights under the Stockholders Agreement).

     The Compensation Committee establishes salaries, incentives and other forms of compensation for directors and executive officers, administers the 1995 Stock Option and Incentive Plan (the "1995 Stock Option Plan") and recommends policies relating to benefit plans. In fiscal 1997, the Compensation

Committee consisted of John J. Rydzewski, Maurice J. DeWald and James M. Peters. Mr. Peters was the Chairman of the Committee during fiscal 1997. The Compensation Committee met six times during fiscal 1997 and all members were in attendance.

     The Audit Committee reviews the Company's accounting practices, internal accounting controls and financial results and oversees the engagement of the Company's independent auditors. The Audit Committee consists of Maurice J. DeWald, R. Bruce Andrews and John J. Rydzewski. Mr. DeWald is the current Chairman of the Committee. The Audit Committee met four times in fiscal 1997 and all members were in attendance.

     During fiscal 1997, there were four meetings of the Board and all directors attended at least 75% of the meetings of the Board.

COMPENSATION OF DIRECTORS

     Non-employee directors receive $12,000 per year, paid quarterly in advance, and $500 for each meeting of the Board or committee of the Board that they attend. John J. Rydzewski served as Chairman of the Board of the Company from October 1997 to December 1997 and received $18,750 for his services in such capacity. In October 1995, the Company established the 1995 Stock Option Plan which provides, among other things, that each non-employee director who is initially elected or appointed to the Board will, upon such election or appointment, be automatically granted an option to purchase 10,000 shares of Common Stock, vesting at the rate of 2,500 per year measured from the date of grant, at an exercise price equal to the fair market value of the Common Stock on the date of grant. In addition, every fourth year following the date on which such non-employee director is elected or appointed, on the date of the annual meeting of the shareholders of the Company, if such person has continuously served as a non-employee director, such non-employee director shall automatically receive an option to purchase 10,000 shares of Common Stock, at an exercise price equal to the fair market value of the Common Stock on the date of grant, vesting at the rate of 2,500 per year measured from the date of grant.

THE COMPANY'S EXECUTIVE OFFICERS

     The following table sets forth certain information regarding the executive officers of the Company as of December 18, 1997.

        NAME          AGE                POSITION WITH THE COMPANY
--------------------  ---   ---------------------------------------------------
Howard G. Phanstiel   49    Chief Executive Officer, Chairman of the Board and
                            Director
John A. Booty         59    Interim President, Director and Vice Chairman of
                            the Board
David P. Collins      59    Senior Executive Vice President and Director
Graham Espley-Jones   37    Executive Vice President and Chief Financial
                            Officer
Sheila M. Muldoon     41    Vice President, Secretary and General Counsel
Eric K. Davidson      35    Senior Vice President

     For a description of the backgrounds of Messrs. Phanstiel, Booty and Collins, see "Proposal to Elect the Company's Directors -- Information Concerning Nominees to the Board." The biographical information for Mr. Espley-Jones, Ms. Muldoon and Mr. Eric Davidson are set forth below.

     GRAHAM P. ESPLEY-JONES. Mr. Espley-Jones has served as Chief Financial Officer of the Company since 1989, and prior to that time served the Company as Director of Finance. Mr. Espley-Jones graduated from Pepperdine University with a Master's Degree in Business Administration and from San Diego State University with a Bachelor's Degree in Business Administration. Prior to joining the Company in 1988, he served as the Controller for the real estate division of First California Savings Bank. Mr. Espley-Jones serves on the Executive Board of the American Senior Housing Association.

     SHEILA M. MULDOON. Ms. Muldoon has acted as the Company's General Counsel since April 1996, and prior to that time was employed as Assistant General Counsel since September 1994. Prior to joining the Company, Ms. Muldoon was the General Counsel of Osprey Financial Group, Inc. From 1990 to 1993, she worked with the FDIC as a Senior Attorney in the Real Estate Section of the Legal Division. Prior to that time, Ms. Muldoon was a partner in the San Diego law firm of Higgs, Fletcher & Mack. Ms. Muldoon did her undergraduate work at the University of Notre Dame, and received her law degree from The Hastings College of the Law.

     ERIC K. DAVIDSON. Mr. Eric Davidson became the Senior Vice President of the Company in charge of acquisitions in April 1996. He has been employed by the Company since September of 1994. Prior to that time, Mr. Davidson was a real estate broker with Cushman & Wakefield for more than nine years, specializing in commercial real estate transactions. Mr. Davidson is a graduate of U.C. Berkeley.

EXECUTIVE COMPENSATION

  Summary Compensation Table

     The following table sets forth certain information with respect to compensation paid by the Company in the fiscal years ended 1997, 1996 and 1995 to the Company's Chief Executive Officer during fiscal 1997 and the Company's four next most highly compensated executive officers as of March 31, 1997 whose annual salary and bonus exceeded $100,000 and John A. Booty, who resigned as President effective as of September 30, 1996 (the "Named Executive Officers").

                                                                       LONG-TERM
                                          ANNUAL COMPENSATION         COMPENSATION        OTHER
                NAME AND               --------------------------      AWARDS OF       COMPENSATION
           PRINCIPAL POSITION          YEAR    SALARY     BONUS     STOCK OPTIONS(1)    (2)(3)(4)
    ---------------------------------  ----   --------   --------   ----------------   ------------
    Gary L. Davidson,................  1997   $272,414   $ 84,634         10,000(5)      $  8,483
      former Chairman, CEO and         1996    263,100    140,785        101,085(5)        15,476
      President (retired October 13,   1995    250,250    148,575             --           49,918
         1997)
    John A. Booty,...................  1997    136,207     50,582             --            6,426
      Interim President(6)             1996    263,100    140,785         33,695           13,274
                                       1995    250,250    148,575             --           49,918
    David P. Collins.................  1997    204,791     63,329         10,000            3,474
      Senior Executive Vice            1996    186,132    120,062         59,539            3,971
      President                        1995    229,968     70,043             --           33,608
    Graham P. Espley-Jones,..........  1997    193,882         --         10,000            7,226
      Executive Vice President and     1996    166,000     33,000         33,618           12,485
      Chief Financial Officer          1995    135,500     56,610             --           33,228
    Sheila M. Muldoon,...............  1997    156,981      7,000         20,000            2,624
      Vice President, General          1996    112,000     21,500         10,000               --
      Counsel and Secretary(7)         1995     51,667      3,000             --               --
    Eric K. Davidson,................  1997    132,230      4,500         20,000            5,741
      Senior Vice President(8)         1996     96,667     20,000         30,655            5,827
                                       1995     75,141         --             --            8,677

---------------

(1) Options have been granted to certain of the Named Executive Officers as more fully described in "-- Option Grants in Last Fiscal Year" below.

(2) Includes consulting fees from ARV Management, Inc. and ARV Housing Partners, Inc., former subsidiaries of the Company. Both subsidiaries have been merged into the Company and all compensation from them were discontinued as of fiscal 1996. Fees paid by ARV Management, Inc. to the Named Executive Officers in fiscal year 1995 are as follows: Mr. Gary Davidson -- $30,720; Mr. Booty -- $30,720; Mr. Collins -- $18,360; and Mr.
    Espley-Jones -- $23,000. Fees paid by ARV Housing Partners, Inc. to the Named Executive Officers in fiscal year 1996 are as follows: Mr. Gary Davidson -- $6,475; Mr. Booty -- $6,475 and Mr. Espley-Jones -- $11,000.

(3) Also includes premiums for term life, medical, dental and disability insurance purchased for the benefit of certain of the Named Executive Officers in the following amounts: Mr. Gary Davidson -- $8,483, $9,001 and $3,248; Mr. Booty -- $6,426, $6,799 and $3,248; Mr. Collins -- $3,474,
    $3,971 and $3,248;

    Mr. Espley-Jones -- $7,226, $7,485 and $2,948; and Mr. Eric
    Davidson -- $5,741, $5,827 and $5,785 for the fiscal years ended March 31, 1997, 1996 and 1995, respectively and $2,624 for fiscal year ended March 31, 1997 for Ms. Muldoon. These amounts represent insurance premiums paid by the Company beyond what it pays for other similarly situated employees.

(4) Also includes contributions made by the Company or affiliates under the Company's ESOP for the fiscal year ended March 31, 1995 in the following amounts: Mr. Gary Davidson -- $15,950; Mr. Booty -- $15,950; Mr.
    Collins -- $12,000; Mr. Espley-Jones -- $7,280; and Mr. Eric
    Davidson -- $2,892. There were no contributions made in the fiscal years ended March 31, 1997 and 1996.

(5) As of the date of Mr. Gary Davidson's resignation as President and Chief Executive Officer of the Company in October 1997, options granted to Mr. Gary Davidson in fiscal 1996 covering 33,695 shares of Common Stock had vested. Options granted to Mr. Gary Davidson in fiscal 1996 covering 67,390 shares of Common Stock and all of the options granted to Mr. Gary Davidson in fiscal 1997 were terminated upon such resignation.

(6) Mr. Booty retired as President of the Company on September 30, 1996 and was not an employee of the Company from October 1, 1996 through March 31, 1997. His bonus reflects the bonus earned under his employment agreement, but his salary does not include compensation paid to Mr. Booty as a consultant from and after his retirement date of September 30, 1996 through March 31, 1997. Mr. Booty's compensation as a consultant is discussed in "-- Employment Agreements."

(7) Ms. Muldoon joined the Company in September of 1994.

(8) Regarding options to purchase Common Stock granted to Mr. Eric Davidson, options to purchase 30,655 shares were granted at an exercise price of $15.40 per share, 10% higher than their fair market value as of the date of grant, October 17, 1995.

  Option Grants in Last Fiscal Year

     The following table sets forth certain information regarding options granted during fiscal 1997 to the Named Executive Officers pursuant to the 1995 Stock Option Plan.

                                                                                         POTENTIAL
                                                                                        REALIZABLE
                                                                                     VALUE AT ASSUMED
                                            PERCENT OF                                 ANNUAL RATES
                              NUMBER OF    TOTAL OPTIONS                                 OF STOCK
                              SECURITIES    GRANTED TO                              PRICE APPRECIATION
                              UNDERLYING     EMPLOYEES     EXERCISE                 FOR OPTION TERM(3)
                               OPTIONS       IN FISCAL       PRICE     EXPIRATION   -------------------
              NAME            GRANTED(1)      YEAR(2)      PER SHARE      DATE         5%        10%
    ------------------------  ----------   -------------   ---------   ----------   --------   --------
    Gary L. Davidson(4).....    10,000          2.6%        $ 11.25      10/17/06   $ 70,751   $179,296
    John A. Booty(5)........        --            --             --            --         --         --
    David P. Collins........    10,000          2.6%        $ 11.25      10/17/06     70,751    179,296
    Graham P.
      Espley-Jones..........    10,000          2.6%        $ 11.25      10/17/06     70,751    179,296
    Sheila M. Muldoon.......    20,000          5.1%        $ 11.25      10/17/06    141,501    358,592
    Eric K. Davidson........    20,000          5.1%        $ 11.25      10/17/06    141,501    358,952

---------------

(1) These options were granted for a term of 10 years, subject to termination in certain events related to termination of employment, and become exercisable in four annual installments beginning on October 17, 1998.

(2) In fiscal 1997, the Company granted options to purchase an aggregate of 389,000 shares under the 1995 Stock Option Plan and this number was used in calculating the percentage set forth in this column. During fiscal 1997, options to purchase 188,390 shares under the 1995 Stock Option Plan were canceled due to termination of employment.

(3) Assumed rates of stock price appreciation are calculated based on requirements promulgated by the Securities and Exchange Commission and are for illustrative purposes only. Actual stock prices will vary from time to time based upon market factors and the Company's financial performance. There can be no assurance that the assumed rates of appreciation will be achieved.

(4) Options granted to Mr. Gary Davidson in fiscal 1997 terminated upon Mr. Gary Davidson's resignation as President and Chief Executive Officer of the Company in October 1997.

(5) Mr. Booty retired as President of the Company on September 30, 1996, prior to the granting of options in fiscal 1997.

  Fiscal Year-End Option Values.

     None of the Named Executive Officers exercised options during fiscal 1997. The following table sets forth certain information regarding options held as of the end of such fiscal year by each of the Named Executive Officers.

                                                                                           VALUE OF UNEXERCISED
                                                              NUMBER OF UNEXERCISED        IN-THE-MONEY OPTIONS
                                        ACQUIRED               OPTIONS AT YEAR-END            AT YEAR-END(1)
                                           ON      VALUE    --------------------------  --------------------------
                 NAME                   EXERCISE  REALIZED  EXERCISABLE  UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE
--------------------------------------- --------  --------  -----------  -------------  -----------  -------------
Gary L. Davidson.......................    --        --        33,695       77,390(2)       --            --
John A. Booty..........................    --        --        33,695             --        --            --
David P. Collins.......................    --        --        19,846         49,693        --            --
Graham P. Espley-Jones.................    --        --        11,206         32,412        --            --
Sheila M. Muldoon......................    --        --            --         30,000        --            --
Eric K. Davidson.......................    --        --         2,770         47,885        --            --

---------------

(1) Options are "in-the-money" if the fair market value of the underlying securities on that date exceeds the exercise price of the option. The amount set forth represents the difference between the fair market value of the securities underlying the options on March 31, 1997, based on the last sale price of $9.75 per share of Common Stock on that date (as reported on the Nasdaq National Market) and the exercise price of the options, multiplied by the applicable number of options, without giving effect to the diminution of value attributable to the restrictions on such stock.

(2) Mr. Gary Davidson's unexercisable options terminated upon his resignation as President and Chief Executive Officer of the Company in October 1997.

  Employment Agreements

     The Company entered into employment agreements with the Named Executive Officers. Employment agreements with Messrs. Gary Davidson, Booty, Collins and Espley-Jones (referred to collectively as the "Four Executive Officers") commenced October 1, 1995 and provide for an initial termination date of September 30, 1998; however, the employment agreements of Messrs. Davidson, Collins and Espley-Jones provide that each of them be given at least two years' notice prior to the termination date. Mr. Collins' agreement will terminate as of October 1, 1999. As discussed below, the employment agreement with Mr. Booty was terminated on October 1, 1996 after Mr. Booty's retirement as an officer of the Company, and the employment agreement with Mr. Gary Davidson was terminated on October 13, 1997 after Mr. Davidson resigned as an officer of the Company.

     The agreements with the Four Executive Officers require the Four Executive Officers to devote their full productive time to the Company during the term of the agreements and to refrain from competing with the Company in the business of assisted living or long-term healthcare for a period of one year following expiration of the term of the agreements. Such employment agreements include provisions for a base salary paid on a monthly basis (the "Base Salary"), annual increases in Base Salary based on increases in the Consumer Price Index, guaranteed bonuses each quarter equal to 6.25% of Base Salary (the "Minimum Bonus") (Mr. Espley-Jones does not receive Minimum Bonuses), and additional bonuses no later than May 1 of each year, determined in the discretion of the Board, based on earnings of the Company and other criteria as determined by the Compensation Committee of the Board. No discretionary bonuses were earned by the Four Executive Officers. Each of Messrs. Davidson, Collins and Espley-Jones were granted certain stock options during fiscal 1997. The employment agreements provide that the Company may terminate any of the Four Executive Officers without cause by making such individual a cash payment equal to the greater of (i) one year's Base Salary and, if applicable, Minimum Bonus, or (ii) the current annual Base Salary and, if applicable, Minimum Bonus divided by 12 and multiplied by the number of remaining months under the employment agreement, and, in addition, the payment by the Company of premiums of COBRA benefits for the maximum period of eligibility. The agreements further provide that if any of the Four Executive Officers voluntarily terminates his employment with the Company, he will receive a lump-sum payment equal to 3 months' Base Salary. The covenant not to compete discussed above is not applicable, however, in the event severance pay is waived.

     Mr. Davidson's employment agreement was terminated upon his resignation as the Chairman, Chief Executive Officer and President and as a director of the Company effective as of October 13, 1997. In connection with Mr. Davidson's resignation, the Company and Mr. Davidson entered into a Confidential Separation Agreement dated as of October 13, 1997 (the "Separation Agreement"). Under the Separation Agreement, Mr. Davidson was paid $526,100 on October 24, 1997 and will be paid an additional $526,100 on January 2, 1998. The Separation Agreement contains customary non-disparagement and confidentiality provisions. Concurrently with the execution of the Separation Agreement, Mr. Davidson and the Company executed a mutual release of all claims against one another.

     Mr. Booty's employment agreement was terminated upon his retirement as of October 1, 1996. Following the termination of Mr. Booty's employment agreement, the Company and Mr. Booty entered into a consulting agreement under which it was agreed that Mr. Booty would be paid varying amounts not to exceed $30,000 per month through September 30, 1997 and $15,000 per month thereafter through September 30, 1998. Upon Mr. Booty's appointment as interim President and Chief Executive Officer of the Company, the consulting agreement was amended to provide that Mr. Booty will be paid a salary of $29,250 per month during his term as an interim officer of the Company, and will be compensated at a rate of $15,000 per month for the 18 months following his term as interim officer. The consulting agreement further provides that upon a "change of control" (as described in " -- Change in Control Arrangements") at any time during the term of the agreement, Mr. Booty will be paid in full the entire amount outstanding under the consulting agreement.

     The Company has entered into written employment agreements with Ms. Muldoon and Mr. Eric Davidson (the "Two Executive Officers") commencing April 23, 1997. The agreements require the Two Executive Officers to devote their full productive time to the Company during the term of the agreement and to refrain from competing with the Company in the business of assisted living or long-term healthcare for a period of one year following expiration of the term of the agreement.

     The agreements for the Two Executive Officers include provisions for a base salary paid on a monthly basis (the "Base Salary"), annual increases in Base Salary and bonuses no later than December 31 of each year, as determined at the discretion of the Compensation Committee following receipt of recommendations therefor from management of the Company. The Two Executive Officers have also been granted certain stock options. The Company may terminate the Two Executive Officers without cause by making them a cash payment equal to 12 months' Base Salary. If either of the Two Executive Officers voluntarily terminates employment with the Company such person will receive a lump-sum payment equal to three months' Base Salary. The covenant not to compete discussed in the preceding paragraph is not applicable, however, in the event severance pay is waived.

     On December 5, 1997, the Company entered into an employment agreement with Howard G. Phanstiel. Mr. Phanstiel's employment agreement has an initial termination date of December 5, 2000; provided, however, that if the Company has not given Mr. Phanstiel written notice of the Company's intent to terminate the agreement at least two years prior to the termination date, the term will automatically be extended for successive periods of one year. Mr. Phanstiel's employment agreement requires him to devote his full productive time to the Company during the term of the agreement, unless otherwise permitted by the Board, and to refrain from competing with the Company in the business of assisted living or long-term healthcare for a period of one year following expiration of the term of the agreement.

     Mr. Phanstiel's employment agreement provides for a base salary, performance-based increases in the base salary each year beginning in 1999, a guaranteed bonus of 37.5% of the then current base salary, and additional bonuses based on the achievement of agreed-upon targets in the range of 12.5% to 62.5% of the then current base salary. Mr. Phanstiel was granted stock options to purchase 150,000 shares of Common Stock upon the execution of his employment agreement and, on January 2, 1998, will receive additional options to purchase 100,000 shares of Common Stock. Mr. Phanstiel's employment agreement provides that the Company may terminate Mr. Phanstiel without cause by making him a payment equal to the greater of (i) the sum of his current annual base salary plus minimum bonus and (ii) the sum of his current annual base salary plus his minimum bonus divided by 12 and multiplied by the number of remaining months under the employment agreement, and, in addition, the payment by the Company of premiums of COBRA benefits for the maximum period of eligibility. The agreement further provides that if Mr. Phanstiel voluntarily terminates his employment with the Company, he will receive a lump-sum payment equal to three months' base salary. The covenant not to compete discussed above is not applicable, however, in the event severance pay is waived.

  Change in Control Arrangements

     In fiscal 1997, the Compensation Committee took action to better assure that the Named Executive Officers would continue to provide independent leadership consistent with the Company's best interests in the event of an actual or threatened change of control of the Company. The employment agreements of each of the Named Executive Officers provide certain protections in the event of a change in control. A "change in control" of the Company is defined as a change in ownership such that any one person, or more than one person acting as a group, would have possession of more than 50% of the total fair market value or the total voting power of the capital stock of the Company; or a change in effective control of the Company such that any one person or more than one person acting as a group would acquire ownership of capital stock possessing 50% or more of the voting power of the Company, or a majority of the members of the Board was replaced during any 12 month period by directors whose appointment or election was not endorsed by a majority of the members of the Board prior to the date of such appointment or election; or a change in the ownership of a substantial portion of the Company's assets such that any one person or more than one person acting as a group would acquire, within a 12 month period, assets from the Company having a total fair market value equal to or more than 33 1/3% of the total fair market value of all of the assets of the Company immediately prior to such acquisitions. Upon any "change in control," the Named Executive Officers (other than Mr. Booty, who will be entitled to payment in full of all sums due under his consulting agreement with the Company) are entitled to receive a lump sum equal to three times the total compensation received during the immediately preceding calendar year. In addition, the stock option agreements between the Company and the Named Executive Officers (other than Mr. Booty) include a provision authorizing the Compensation Committee to accelerate vesting of the options, and the Compensation Committee has authorized such vesting acceleration in the Employment Agreements discussed above.

     Howard G. Phanstiel's employment agreement also provides for certain protections in the event of a change in control. Mr. Phanstiel's employment agreement defines a "change of control" as any of the following: (i) the acquisition by any person or group of greater than 50% of the combined voting power of the Company's outstanding voting securities; (ii) the acquisition by any person other than Prometheus of greater than 20% of the Company's outstanding voting securities if the Board determines that a change of control has occurred; (iii) the replacement of a majority of the members of the Board during any 12 month period by directors whose appointment or election was not endorsed by a majority of the members of the Board prior to the date of such appointment or election; or (iv) the date on which any person acquired assets from the Company that have a total fair market value equal to or more than 33 1/3% of the total fair market value of all of the assets of the Company. Following a change of control, in the event that Mr. Phanstiel is terminated for any reason, with or without cause, or voluntarily within nine months of the change of control, or involuntarily within 12 months of a change of control, in lieu of his severance payment, if any, the Company will pay Mr. Phanstiel the sum of (i) his base salary, (ii) his accrued vacation pay, (iii) reimbursement for expenses through the date of the change of control, and (iv) either three times the sum of his base salary, minimum bonus, additional bonus, and other compensation received in the preceding calendar year, plus two times the minimum bonus or, if the change of control occurs before December 5, 1998, three times his base salary plus six times the minimum bonus. In addition, in the event that Mr. Phanstiel's employment is terminated voluntarily within nine months of a change of control or involuntarily within 12 months of a change of control, any stock options held by Mr. Phanstiel will become fully vested.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Board established the Compensation Committee of the Board (the "Committee") in November 1995. The Committee consists of three non-employee directors. The Committee is responsible for administering the Company's 1995 Stock Option and Incentive Plan and administering the Company's executive compensation programs. The objectives of these programs are to pay competitively in order to attract qualified personnel given the Company's needs; retain and motivate these executives to superior performance; link individual compensation to individual and company performance; and align executives' financial interests with those of the Company's shareholders.

     Basic compensation levels for four of the Named Executives (Messrs. Gary Davidson, Booty, Collins and Espley-Jones, collectively referred to in this Report as the "Four Executive Officers") for fiscal year ended March 31, 1997 were set prior to the Company's initial public offering and prior to the creation of the Committee. As a privately-held company and prior to the creation of the Committee, the Company's compensation procedures were determined by the Board of Directors and were informal. Commencing on October 1, 1995, Messrs. Gary Davidson, Chairman; Booty, President; Collins, Senior Executive Vice President; and Espley-Jones, Chief Financial Officer, entered into three year employment agreements with the Company ending September 30, 1998, subject to automatic renewal unless otherwise notified. During fiscal 1997 and in July of 1997, the agreements for Messrs. Gary Davidson, Collins and Espley-Jones were amended to state that each of the named individuals be given at least two years' notice prior to the termination date. Mr. Booty retired as President of the Company on September 30, 1996, but has been rehired on an interim basis as President and Chief Executive Officer of the Company as of October 1997. Mr. Gary Davidson resigned as President, Chief Executive Officer, Director and Chairman of the Board of the Company in October 1997. Mr. Collins was given notice that the termination date of his employment agreement has been fixed at October 1, 1999.

     Compensation levels for the remaining two Named Executive Officers, Sheila
M. Muldoon and Eric K. Davidson (collectively, the "Two Executive Officers") are examined yearly when the Compensation Committee reviews the compensation of all officers and highly-compensated employees of the Company. The Company entered into written employment agreements with the Two Executive Officers commencing April 23, 1997 under which they may be terminated without cause upon receipt of a cash payment equal to 12 months' base salary.

  1997 Executive Compensation Components

     Executive compensation consists of three components: base salary, bonus and long-term incentive awards. The Company also relies on the recommendations of the Chairman and President in matters related to the individual performance of the employees of the Company, other than the Four Executive Officers, because the Committee believes they are the most qualified to make this assessment.

     Base Salary. Base salaries for the Four Executive Officers were established in their respective employment contracts effective as of October 1, 1995, resulting in payment, during fiscal 1997, of $272,414, $136,207, $204,791, and $193,882, to Messrs. Gary Davidson, Booty, Collins and Espley-Jones, respectively. The base salaries are increased annually on April 1 by a percentage equal to the Consumer Price Index, subject to a floor of three percent (3%) and a ceiling of eight percent (8%).

     Bonus. With respect to Messrs. Gary Davidson, Booty and Collins, their employment contracts provide for a minimum bonus of 25% of their respective base salary to be paid to them in quarterly installments.

During the fiscal year ended March 31, 1997, minimum bonuses of $84,634, $50,582 and $63,329 were paid or accrued to Messrs. Gary Davidson, Booty and Collins, respectively.

     Each of the Four Executive Officers' contracts provide for discretionary bonuses to be set by the Compensation Committee based on the earnings of the Company and other criteria determined by the Compensation Committee. The Compensation Committee established bonus criteria for Messrs. Gary Davidson, Collins and Espley-Jones for the 1997 fiscal year tied to the profitability of the Company as measured by net income before tax, exclusive of extraordinary items. Because the Company did not meet the profitability criteria established by the Compensation Committee for fiscal 1997, no discretionary bonuses were paid to Messrs. Gary Davidson, Collins and Espley-Jones.

     Regarding the Two Executive Officers, bonuses are awarded at the discretion of management. In fiscal 1997, bonuses of $7,000 and $4,500 were paid to Ms. Muldoon and Mr. Eric Davidson, respectively, for work performed regarding specific transactions.

     Long Term Incentive Awards. Stock options are granted to provide a long-term incentive opportunity that is directly linked to shareholder value. The Named Executive Officers were granted options to purchase shares of Common stock during the fiscal year ended March 31, 1997 as follows: Gary L.
Davidson -- 10,000 shares; John A. Booty -- no shares (Mr. Booty retired prior to the grant of options in fiscal 1997); David P. Collins -- 10,000 shares; Graham Espley-Jones -- 10,000 shares; Sheila M. Muldoon -- 20,000 shares; and Eric K. Davidson -- 20,000 shares. The exercise price is equal to the market value of the Common Stock on the date of grant ($11.25 per share), and the options become exercisable in 25% annual increments on October 17 of 1998, 1999, 2000 and 2001, respectively.

     In the fiscal year ended March 31, 1997, stock options were granted by the Company to 68 of its employees in recognition of their dedication, commitment and hard work and their ongoing contribution to the success of the Company. No stock options have been granted between April 1, 1997 and October 31, 1997.

  Policy with Respect to Section 162(m)

     Section 162(m) of the Code includes potential limitations on the deductibility for federal income tax purposes of compensation in excess of $1 million paid or accrued with respect to any of the executive officers whose compensation is required to be reported in the Company's proxy statement. Qualifying performance-based compensation is not subject to the deduction limit if certain requirements are met. For 1997, the Committee does not contemplate that there will be any such nondeductible compensation.

     Additional information concerning the salary, bonus and stock awards for the Company's Named Executive Officers can be found in the tables appearing under "Executive Compensation."

                                          THE COMPENSATION COMMITTEE

                                          James M. Peters
                                          Maurice J. DeWald
                                          John J. Rydzewski

PERFORMANCE GRAPH

     The following chart presents a comparison of the cumulative total return on shares of Common Stock with the cumulative total return of the Nasdaq National Market-U.S. Index and a peer group selected by the Company for the period beginning October 19, 1995, the first day of trading for the Common Stock, and ending March 31, 1997, the end of the Company's last fiscal year. The performance graph assumes the investment of $100 on October 19, 1995 in the Common Stock and in each index, and that all dividends were reinvested. The stock price shown below for the Common Stock is historical and not necessarily indicative of future price performance.

     The peer group consists of three companies primarily involved in the provision of assisted living services: Assisted Living Concepts, Inc., Just Like Home, Inc. and The Standish Care Company, all of which were public as of October 19, 1995. All of the companies in the self-constructed peer group are weighted by their respective market capitalization.

SECURITY OWNERSHIP OF DIRECTORS AND NAMED EXECUTIVE OFFICERS

     The following table sets forth certain information regarding beneficial ownership of the Common Stock as of December 18, 1997 (based on a total of 15,848,498 outstanding shares of Common Stock) by (i) each of the Company's directors, (ii) each of the Named Executive Officers and (iii) all executive officers and directors as a group. Except as otherwise indicated, the Company believes the persons named in the table have sole voting and investment power with respect to all shares beneficially owned, subject to community property laws where applicable.

     Amounts and percentages listed below include warrants and options that are exercisable within 60 days of December 18, 1997.

                                                          SHARES BENEFICIALLY   PERCENTAGE OF SHARES
                NAME OF BENEFICIAL OWNER(1)                      OWNED           BENEFICIALLY OWNED
    ----------------------------------------------------  -------------------   --------------------
    Robert P. Freeman(2)................................       6,183,238                39.1%
    Murry N. Gunty(2)...................................       6,183,238                39.1%
    Kenneth M. Jacobs(2)................................       6,183,238                39.1%
    Gary L. Davidson(3)(4)..............................         969,826                 6.1%
    John A. Booty(3)(5).................................         699,246                 4.4%
    David P. Collins(3)(6)..............................         558,939                 3.5%
    Graham P. Espley-Jones(7)...........................         274,964                 1.7%
    Howard G. Phanstiel.................................               0                  --
    Sheila M. Muldoon(8)................................           3,500                   *
    Eric K. Davidson(9).................................          14,538                   *
    R. Bruce Andrews(10)................................           5,000                   *
    Maurice J. DeWald(10)...............................           6,000                   *
    John J. Rydzewski(10)(11)...........................          10,000                   *
    All directors and executive officers as a group (13
      persons)..........................................       8,717,751                54.5%

---------------

 *  Less than 1%

(1) Except where otherwise noted, the address of the Company's directors, executive officers and selling shareholders is c/o ARV Assisted Living, Inc., 245 Fischer Avenue, D-1, Costa Mesa, California 92626.

(2) Messrs. Freeman and Gunty are the President and a Vice President, respectively, of LFREI, the managing member of Prometheus. Mr. Jacobs is a Managing Director of Lazard Freres & Co., LLC, the managing member of LFREI. Each of Messrs. Freeman, Gunty and Jacobs have shared voting and investment power over the securities held by Prometheus and each may be deemed to beneficially own Prometheus' shares. Each of Messrs. Freeman, Gunty and Jacobs disclaims beneficial ownership of Prometheus' shares except to the extent of their pecuniary interest therein.

(3) Excludes 402,257 shares owned of record by the Company's employee stock ownership plan (the "ESOP"), of which Messrs. Booty and Collins are trustees.


(4) Of the 969,826 shares beneficially owned by Mr. Gary Davidson, 593,029 are held of record by the Davidson Family Partnership, 343,102 shares are held by the Gary L. Davidson Funded Revocable Living Trust, and the remaining 33,695 shares are subject to options exercisable within 60 days of December 18, 1997. Excludes 9,724 shares beneficially owned by Mr. Gary Davidson held of record by the ESOP as of December 18, 1997.


(5) Of the 699,246 shares beneficially owned by Mr. Booty, 107,773 are held of record by the Booty-Jones Family Partnership (of which Mr. Booty is the managing partner and holds a pecuniary interest equal to 1% thereof), 418,028 shares are held by the Booty Family Trust (as to which Mr. Booty has shared voting and investment power), 750 shares are held in Mr. Booty's name alone, 69,500 shares are owned by the Karen A. Booty Charitable Remainder Trust of which Mr. Booty has sole voting and investment power, and the remaining 69,500 shares are owned by the John A. Booty Charitable Remainder Uni Trust (of which Mr. Booty has sole voting and investment power), and the remaining 33,695 shares are subject to options exercisable within 60 days of December 18, 1997. Excludes 9,724 shares beneficially owned by Mr. Booty held of record by the ESOP as of December 18, 1997.

(6) Of the 558,939 shares beneficially owned by Mr. Collins, 98,678 are held of record by the D & V Collins Family Limited Partnership (as to which Mr. Collins has shared voting and investment power), 408,591 shares are held by the Collins Family Community Property Trust (as to which Mr. Collins has shared voting and investment power), 11,978 shares are held by the David P. Collins Annuity Trust, and the remaining 39,692 shares are subject to options exercisable within 60 days of December 18, 1997. Excludes 8,831 shares beneficially owned by Mr. Collins held of record by the ESOP on December 18, 1997.

(7) Of the 274,964 shares beneficially owned by Mr. Espley-Jones, 22,412 shares are subject to options exercisable within 60 days of December 18, 1997. Excludes 5,672 shares beneficially owned by Mr. Espley-Jones held of record by the ESOP as of December 18, 1997.

(8) Of the 3,500 shares beneficially owned by Ms. Muldoon, 1,000 are held of record by Charles Schwab & Co. Inc. IRA Rollover and 2,500 shares are subject to options exercisable within 60 days of December 18, 1997. Excludes 73 shares beneficially owned by Ms. Muldoon held of record by the ESOP as of December 18, 1997.

(9) Of the 14,538 shares beneficially owned by Mr. Eric Davidson, 4,000 are held of record by Eric K. Davidson UTA Fidelity 401(k) and 103 are held by Eric
    K. Davidson UTA Principal Financial 401(k) and 10,435 shares are subject to options exercisable within 60 days of December 18, 1997. Excludes 405 shares beneficially owned by Mr. Eric Davidson held of record by the ESOP on December 18, 1997.

(10) Messrs. Andrews, DeWald, Peters and Rydzewski, as non-employee directors, have options exercisable within 60 days of December 18, 1997 to purchase 5,000 shares.

(11) 5,000 of the shares beneficially owned by Mr. Rydzewski are held of record by Merrill Lynch Custodian FBO Benedetto, Gartland & Greene, Inc. SEP FBO John J. Rydzewski.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     As of December 18, 1997, the following persons are known to the Company to be the beneficial owners of more than five percent of the Company's Common Stock. The numbers shown on the table should be interpreted in light of the related footnotes.

   TITLE                                                      AMOUNT AND NATURE
    OF                     NAME AND ADDRESS OF                  OF BENEFICIAL     PERCENT
   CLASS                    BENEFICIAL OWNERS                     OWNERSHIP       OF CLASS
  -------    -----------------------------------------------  -----------------   --------
  Common     Prometheus Assisted Living LLC(1)                    6,183,238         39.1%
             Thirty Rockefeller Plaza, 63rd Floor
             New York, NY 10020
  Common     Emeritus Corporation(2)                              1,077,200          6.8%
             3131 Elliott Avenue, Suite 500
             Seattle, WA 98121
  Common     Morgan Stanley, Dean Witter, Discover & Co.(3)         965,197          6.1%
             1585 Broadway
             New York, NY 10036

---------------

(1) According to the Schedule 13D filed on December 12, 1997 by Prometheus.

(2) According to the Schedule 13D filed on November 10, 1997 by Emeritus Corporation, a Washington corporation ("Emeritus"), Emeritus is the beneficial owner of 1,077,200 shares and has the sole power to vote and dispose of the shares. Emeritus has disclaimed any ownership of 200 shares held by Kelly Price, Chief Financial Officer of Emeritus, and 1,000 shares held by Stanley L. Baty, the son of Daniel R. Baty, the Chief Executive Officer of Emeritus.

(3) According to the Schedule 13G filed on July 14, 1997 by Morgan Stanley, Dean Witter, Discover & Co. ("Morgan Stanley"), a Delaware corporation and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940 (the "Investment Advisors Act"), is the beneficial owner of 965,197 shares of the Common Stock of the Company. Accounts managed on a discretionary basis by wholly-owned subsidiaries of Morgan Stanley, including Miller Anderson & Sherred LLP, a Delaware limited liability partnership and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, are known to have the right to receive or the power to direct the receipt of dividends from, or the proceeds from, the sale of such securities. No such account holds more than 5 percent of the class.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Two members of the Compensation Committee during fiscal 1997, Messrs. DeWald and Peters, are not present or former employees of the Company and have no relationships with the Company requiring disclosure pursuant to rules promulgated by the Securities and Exchange Commission. Regarding Mr. Rydzewski, the Company retained Benedetto, Gartland and Company, Inc., of which Mr. Rydzewski is a principal, to act as financial adviser concerning the Company's investment in Senior Income Fund, L.P., a Delaware limited partnership that owns four congregate care facilities in Southern California.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     To address certain structural issues in connection with tax credit partnerships, Pacific Demographics Corporation ("Pacific Demographics") (formerly ARVTC, Inc.), was formed in August 1994 by Messrs. Gary Davidson, Booty, Collins and Espley-Jones, as well as two former Company officers, to provide certain development services for these partnerships in exchange for cash and deferred development fees generated by the tax credit partnerships. The Company provided services to Pacific Demographics for which it received certain fees from Pacific Demographics. The Company believes that these arrangements were fair to the Company and that the compensation paid to Pacific Demographics by the tax credit partnerships and by Pacific Demographics to the Company appropriately reflected the services rendered by Pacific Demographics and the Company, respectively, and the risks incurred by the shareholders of Pacific Demographics who provided the guarantees for these projects.

     In order to lessen potential conflicts of interest, in July 1995, the Company's then principal shareholders, who included but were not limited to Messrs. Gary Davidson, Booty, Collins and Espley-Jones sold Pacific Demographics, Inc. to the Company for $100,000 in cash. In addition, they formed a general partnership, Hunter Development ("Hunter") and became co-developers with Pacific Demographics and retained the right to receive 20% of all developer fees up to a maximum of $850,000. Subsequently each of the general partners of Hunter assigned his interest in Hunter to Redhill Development, LLC. Of the maximum amount of $850,000 which could be distributed, approximately $198,400 has been distributed through October 31, 1997 of which Messrs. Gary Davidson, Booty, Collins and Espley-Jones have received approximately $55,300, $55,300, $32,500 and $18,400, respectively.

     The Company utilizes the services of J&D Design, as well as others, for interior design work at its facilities. The principal of J&D Design is Joan Davidson, wife of Senior Vice President Eric Davidson and daughter-in-law of former Chairman, President and Chief Executive Officer Gary Davidson. Services provided by J&D Design include design work and the purchase of furniture, fixtures and equipment ("FF&E") for developed facilities and rehabilitation of existing or newly acquired facilities. In fiscal 1997 and through October 31, 1997, the Company paid J&D Design approximately $863,000 for design services and reimbursement of costs for FF&E. In fiscal 1996 and fiscal 1995, the total paid by the Company to J&D Design approximated $328,000 and $57,000, respectively. The Company does not expect to enter into any new contractual arrangements with J&D Design.

     Mr. R. Bruce Andrews, a member of the Board, is President of Nationwide Health Properties, Inc. ("NHP"), a Health Care REIT. NHP is the owner of 16 assisted living facilities which are leased to the Company. Of that number, leases for 13 assisted living facilities were entered into prior to November 29, 1995, the date Mr. Andrews became a Board member, and leases for three assisted living facilities were entered into during Mr. Andrews' tenure as Board member. Lease payments have aggregated approximately $15.6 million in fiscal 1997 and through October 31, 1997 and $3.7 million from November 1, 1995 through March 31, 1996.

     John J. Rydzewski, a Director of the Company and member of the Audit Committee and the Compensation Committee, is a principal in the investment banking firm of Benedetto, Gartland and Company, Inc. ("BG&C"). The Company retained BG&C to provide advice concerning the Company's investment in Senior Income Fund L.P., a Delaware limited partnership owning four congregate care facilities in Southern California.

     Robert P. Freeman and Murry N. Gunty, each a Director of the Company, are the President and a Vice President, respectively, of LFREI, the managing member of Prometheus. Kenneth M. Jacobs, also a Director of the Company, is a Managing Director of Lazard Freres & Co. LLC, the managing member of LFREI. On October 29, 1997, Prometheus committed to purchase $60,000,000 aggregate principal amount of the Company's 6.75% Convertible Subordinated Notes due 2007. Pursuant to a related agreement, Prometheus previously purchased 1,921,012 shares of Common Stock for an aggregate purchase price of $26,894,168. In connection with these transactions, the Company entered into a registration rights agreement with Prometheus and the Stockholders Agreement with Prometheus and LFREI. Pursuant to the registration rights agreement between the Company and Prometheus, the Company granted Prometheus limited demand registration rights to facilitate the resale of certain securities owned by it and certain piggyback rights to sell a portion of its securities in connection with certain offerings of securities of the Company.

     Pursuant to the Stockholders Agreement, as of October 30, 1997, the Board was expanded to its current authorized number of nine members, and Messrs. Freeman, Jacobs and Gunty, each nominees of Prometheus, were appointed as Directors of the Company. Until the occurrence of a Termination Event (which shall occur if either (i) Prometheus no longer owns at least 5% of the Common Stock on a fully diluted basis or (ii) Prometheus no longer owns at least $25 million of Common Stock), at each annual or special meeting of shareholders of the Company, Prometheus will have the right pursuant to the Stockholders Agreement and the Company's Bylaws to designate three nominees to the Board if the Board is a single class or one designee per class if the Board is divided into three classes. The Company has agreed to support the nomination and the election of each designee of Prometheus to the Board, and the Company will exercise all authority under applicable law to cause each designee of Prometheus to be elected to the Board.

     The Stockholders Agreement further provides that during a standstill period of three years (which period is subject to early termination in certain circumstances), Prometheus will be subject to certain limitations and restrictions relating to, among other matters, acquisitions of additional shares of Common Stock (generally limiting Prometheus to beneficially owning no more than 49.9% of the shares of Common Stock on a fully diluted basis), transfers of Common Stock held by Prometheus and seeking representation on the Board other than as contemplated by the Stockholders Agreement. In addition, during the standstill period, Prometheus is required to vote all shares of Common Stock owned by it representing an aggregate ownership in excess of 35.8% of the outstanding shares of Common Stock in one of the following two manners: (x) in accordance with the recommendation of the Board or (y) proportionally in accordance with the votes of the other holders of Common Stock. Prometheus is also required to vote its shares of Common Stock in favor of the election of all directors nominated by the nominating committee of the Company, if any, or the Board, provided such nominations are in accordance with certain provisions of the Amended Stockholders Agreement.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company's executive officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities (collectively, "Reporting Persons"), to file reports on Forms 3, 4 and 5 of stock ownership and changes in ownership with the Securities and Exchange Commission. Reporting Persons are required to furnish the Company with copies of all forms that they file. Based on the Company's review of copies of Forms 3, 4 and 5, and amendments thereto, received by the Company for the year ended March 31, 1997, or written representations from certain Reporting Persons that no Forms 5 were required to be filed by those persons, the Company believes that during fiscal year 1997 all filing requirements were complied with by the Reporting Persons except that Forms 3 and 5 required for Eric K. Davidson were not timely filed due to administrative oversight.

                             THE EMERITUS PROPOSAL

     Emeritus Corporation ("Emeritus") is soliciting proxies to elect its hand-picked slate of directors at the Annual Meeting instead of the slate nominated herein by the Board. Emeritus claims that its nominees will facilitate a merger of the Company and Emeritus in which the Company's shareholders will receive $17.50 cash per share. The Board is currently considering the Emeritus proposal and, therefore, recommends that you do not return any proxies sent to you by Emeritus at this time. The Board will issue its recommendation with respect to the Emeritus proposal well before the date of the Annual Meeting.

                            SOLICITATION OF PROXIES

     Proxies may be solicited by mail, telephone or other methods and in person. Solicitations may be made by directors, officers, investor relations personnel and other employees of the Company, none of whom will receive additional compensation for such solicitations.


     The Company has retained MacKenzie Partners for solicitation, informational and advisory services in connection with the solicitation, for which MacKenzie Partners will receive a fee estimated at $100,000, together with reimbursement for its reasonable out-of-pocket expenses and for payments made to brokers and other nominees for their expenses in forwarding soliciting material. MacKenzie Partners will distribute proxy materials to beneficial owners and solicit proxies by personal interview, mail, telephone and telegram, and will request brokerage houses and other custodians, nominees and fiduciaries to forward soliciting material to the beneficial owners of the Common Stock held on December 18, 1997 by such person. It is anticipated that MacKenzie Partners will employ approximately 40 persons to solicit shareholders for the Annual Meeting.


     The Board has retained Salomon Smith Barney ("SSB") to act as financial advisor to the Company in connection with this solicitation. SSB also acted as the Company's financial advisor in connection with Prometheus' $86.9 million investment in the Company. Pursuant to an engagement letter with SSB, the Company agreed to pay SSB 3% of the total transaction value of the Prometheus transaction. The Company has also agreed to pay SSB $250,000 for each fairness or inadequacy opinion that it renders to the Company (other than SSB's initial fairness opinion with respect to the Prometheus transaction). In addition, the Company has agreed to reimburse SSB for its reasonable out-of-pocket expenses, including fees of counsel and any sales, use or similar taxes.

     SSB has provided financial advisory services and investment banking services to the Company from time to time for which it has received customary compensation. In the ordinary course of business, SSB may from time to time effect transactions and hold positions in securities of the Company. According to Schedule 13D filed by SSB on December 6, 1997, as of October 29, 1997, SSB may be deemed to beneficially own 664,778 shares of the Company's Common Stock.


     Costs incidental to the solicitation of proxies will be borne by the Company and include expenditures for printing, postage, legal, accounting, public relations, soliciting and related expenses and are expected to be about $600,000 in addition to the fees of MacKenzie Partners (excluding the amount normally expended by the Company for the solicitation of proxies at its annual meetings). Total costs incurred to date for, in furtherance of, or in connection with these solicitations are approximately $200,000.


     Certain information concerning certain employees and other representatives of the Company who may solicit proxies is set forth in the attached Schedule I.
Schedule II sets forth certain information relating to shares of Common Stock owned by such parties and certain transactions between any of them or directors or officers of the Company and the Company. Schedule III sets forth certain information with respect to SSB.

     All expenses of the solicitation of proxies by the Board will be borne by the Company.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     The following documents filed with the Commission pursuant to the Exchange Act are incorporated herein by reference: (i) the Company's Quarterly Report Annual Report on Form 10-K for the fiscal year ended March 31, 1997, as amended by the Company's Form 10-K/A filed on July 25, 1997 and the Company's Form 10-K/A filed on October 21, 1997; (ii) the Company's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 1997; (iii) the Company's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1997, as amended by the Company's Form 10-Q/A filed on October 21, 1997; (iv) the Company's Current Report on Form 8-K filed on December 12, 1997; (v) the Company's Current Report on Form 8-K filed on November 14, 1997; (vi) the Company's Current Report on Form 8-K filed on November 6, 1997; (vii) the Company's Current Report on Form 8-K filed on October 23, 1997; (viii) the Company's Current Report on Form 8-K filed on October 22, 1997; (ix) the Company's Current Report on Form 8-K filed on October 10, 1997; (x) the Company's Current Report on Form 8-K filed on August 8, 1997; (xi) the Company's Current Report on Form 8-K filed on July 23, 1997; and (xii) all other documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Proxy Statement and prior to the Annual Meeting.

     Any statement contained in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Proxy Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified shall not be deemed to constitute a part of this Proxy Statement except as so modified, and any statement so superseded shall not be deemed to constitute a part of this Proxy Statement.

     THE COMPANY UNDERTAKES TO PROVIDE WITHOUT CHARGE TO EACH PERSON TO WHOM A COPY OF THIS PROXY STATEMENT HAS BEEN DELIVERED, UPON THE WRITTEN OR ORAL REQUEST OF ANY SUCH PERSON, A COPY OF ANY OR ALL DOCUMENTS WHICH ARE INCORPORATED HEREIN BY REFERENCE, OTHER THAN EXHIBITS TO SUCH DOCUMENTS (UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE INTO SUCH DOCUMENTS). Requests for such copies should be directed to the Company, at its principal executive offices, Attention: Sheila M. Muldoon, Vice President and General Counsel, ARV Assisted Living, Inc., 245 Fischer Avenue, D-1, Costa Mesa, California 92626; telephone number (714) 751-7400.

                DEADLINE FOR SUBMISSION OF SHAREHOLDER PROPOSALS
                            FOR 1998 ANNUAL MEETING

     Any shareholder intending to submit to the Company a proposal for inclusion in the Company's proxy materials relating to the 1998 Annual Meeting must submit such proposal so that it is received by the Company no later than February 28, 1998.

                                 OTHER MATTERS

     The Company is not aware of any matters that may be presented for action by the shareholders at the Annual Meeting other than those set forth above. If any other matter shall properly come before the Annual Meeting, the persons named in the accompanying form of proxy intend to vote thereon in accordance with their best judgment.

     SHAREHOLDERS ARE URGED TO IMMEDIATELY MARK, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED, TO WHICH NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES.

                                          By Order of the Board of Directors,


                                          /s/ HOWARD G. PHANSTIEL

                                          Howard G. Phanstiel
                                          Chairman of the Board


December 31, 1997

Costa Mesa, California

                                   SCHEDULE I

            INFORMATION CONCERNING CERTAIN EMPLOYEES OF THE COMPANY

     The following table sets forth the name and present principal occupation or employment, and the name, principal business and address of any corporation or other organization in which such employment is carried on, of certain employees of the Company (other than the executive officers identified in the Proxy Statement) who may assist in soliciting proxies from shareholders of the Company. Unless otherwise indicated below, the principal business address of each such person is 245 Fischer Street, D-1, Costa Mesa, California 92626 and the position listed is such person's position with the Company.

         CERTAIN EMPLOYEES OF THE COMPANY WHO MAY ALSO SOLICIT PROXIES

                        NAME:                                 POSITION:
        -------------------------------------   -------------------------------------
        Patrick M. Donovan...................   Vice President, Finance
        Mitchell F. Gellman..................   Director of Investor Relations
        Paul Kuliev..........................   Vice President, Controller
        Connie L. Lester.....................   Legal Assistant
        Caryn L. Raphael.....................   Vice President, Public Relations and
                                                Advertising
        Michael A. Romano....................   Vice President, Marketing
        Julie Taylor.........................   Director of Tax
        Robert Tetrault......................   Director of Financial and SEC
                                                Reporting
        Bernard Wheeler-Medley...............   Assistant Secretary

                                  SCHEDULE II

                SHARES HELD BY DIRECTORS, EXECUTIVE OFFICERS AND
           CERTAIN EMPLOYEES OF THE COMPANY AND CERTAIN TRANSACTIONS
                      BETWEEN ANY OF THEM AND THE COMPANY

     The shares of Common Stock held by directors and Graham P. Espley-Jones, Sheila M. Muldoon and Eric K. Davidson are set forth in the Proxy Statement. The following employees of the Company who may participate in the solicitation own the following shares as of December 18, 1997:

                                                                                   SHARES
                                                                                BENEFICIALLY
                             NAME OF BENEFICIAL OWNER                              OWNED
    --------------------------------------------------------------------------  ------------
    Patrick M. Donovan(1).....................................................      3,750
    Mitchell F. Gellman.......................................................        500
    Paul Kuliev...............................................................          0
    Connie L. Lester(2).......................................................        625
    Caryn L. Raphael(3).......................................................     10,287
    Michael A. Romano.........................................................          0
    Julie Taylor..............................................................          0
    Robert Tetrault(4)........................................................          0
    Bernard Wheeler-Medley....................................................        100

---------------

(1) Mr. Donovan has options exercisable within 60 days of December 18, 1997 to purchase 3,750 shares.

(2) Ms. Lester has options exercisable within 60 days of December 18, 1997 to purchase 625 shares.

(3) Of the 10,287 shares beneficially owned by Ms. Raphael, 6,750 shares are subject to options exercisable within 60 days of December 18, 1997.

(4) Excludes 659 shares beneficially owned by Mr. Tetrault held of record by the ESOP as of December 18, 1997.

PURCHASES AND SALES OF SECURITIES

     The following table sets forth information concerning all purchases and sales of securities of the Company by directors and executive officers of the Company and other employees of the Company who may participate in the solicitation since December 18, 1995:

                                                                                    NUMBER OF
                                                     DATE OF          NATURE OF     SHARES OF
                       NAME                        TRANSACTION       TRANSACTION   COMMON STOCK
    ------------------------------------------  ------------------   -----------   ------------
    DIRECTORS
    John A. Booty.............................  November 15, 1996    Sale             80,000
                                                November 20, 1996    Sale             50,000
                                                December 3, 1996     Sale              7,500
                                                March 7, 1997        Sale             65,000
    Maurice J. DeWald.........................  March 13, 1997       Purchase          1,000
    John J. Rydzewski.........................  February 19, 1997    Purchase          5,000
    EXECUTIVE OFFICERS:
    Graham P. Espley-Jones....................  November 22, 1996    Sale             20,000
                                                November 25, 1996    Sale             10,000
    Sheila M. Muldoon.........................  November 25, 1996    Purchase          1,000
    Eric K. Davidson..........................  March 13, 1997       Purchase          4,000

                                                                                    NUMBER OF
                                                     DATE OF          NATURE OF     SHARES OF
                       NAME                        TRANSACTION       TRANSACTION   COMMON STOCK
    ------------------------------------------  ------------------   -----------   ------------
    OTHER EMPLOYEES:
    Mitchell F. Gellman.......................  September 15, 1997   Purchase            500
    Bernard Wheeler-Medley....................  November 15, 1996    Purchase            100


  Employment Agreements



     The Company has entered into written employment agreements with Ms. Raphael and Messrs. Donovan, Kuliev, Romano, Tetrault and Wheeler-Medley (the "Other Officers") commencing October 21, 1997 (except for the employment agreements with Messrs. Kuliev and Tetrault, which commenced December 5, 1997). The agreements require the Other Officers to devote their full productive time to the Company during the term of the agreement and to refrain from competing with the Company in the business of assisted living or long-term healthcare for a period of one year following expiration of the term of the agreement.



     The agreements for the Other Officers include provisions for a base salary (the "Base Salary") paid on a monthly basis, annual increases in Base Salary and bonuses no later than December 31 of each year, as determined at the discretion of the Compensation Committee following receipt of recommendations therefor from management of the Company. The Other Officers have also been granted certain stock options. The Company may terminate Ms. Raphael and Messrs. Donovan, Kuliev and Tetrault without cause by making them a cash payment equal to 12 months' Base Salary and may terminate Messrs. Romano and Wheeler-Medley without cause by making them a cash payment equal to 6 months' Base Salary. If Mr. Donovan voluntarily terminates employment with the Company Mr. Donovan will receive a lump-sum payment equal to three months' Base Salary. The covenant not to competent discussed in the preceding paragraph is not applicable, however, in the event severance pay is waived.



     Upon any "change in control," as defined in "-- Executive
Compensation -- Change in Control Arrangements" in the Proxy Statement, each of the Other Officers is entitled to receive a lump sum equal to his or her Base Salary. In addition, the stock option agreements between the Company and the Other Officers include a provision authorizing the Compensation Committee to accelerate vesting of the options, and the Compensation Committee has authorized such vesting acceleration in the employment agreements discussed above.


     Howard G. Phanstiel and Sheila M. Muldoon have agreed to serve as the proxies on the Company's proxy card.

     Except as disclosed in this schedule or in the Proxy Statement, none of the Company, any of its directors, executive officers or the employees of the Company named in Schedule I owns any securities of the Company or any subsidiary of the Company, beneficially or of record, has purchased or sold any of such securities within the past two years or is or was within the past year a party to any contract, arrangement or understanding with any person with respect to any such securities.

     Other than as disclosed in this Schedule and in the Proxy Statement, to the knowledge of the Company, none of the Company, any of its directors, executive officers or the employees of the Company named in Schedule I has any substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon at the Annual Meeting.

     Other than as disclosed in this Schedule and in the Proxy Statement, to the knowledge of the Company none of the Company, any of its directors, executive officers or the employees of the Company named in Schedule I is, or has been within the past year, a party to any contract, arrangement or understanding with any person with respect to any securities of the Company, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies.

     Other than as set forth in the Schedule or in the Proxy Statement, to the knowledge of the Company none of the Company, any of its directors, executive officers or the employees of the Company named in Schedule I, or any of their associates, has had or will have a direct or indirect material interest in any transaction or series of similar transactions since the beginning of the Company's last fiscal year or any currently proposed transactions, or series of similar transactions, to which the Company or any of its subsidiaries was or is to be a party in which the amount involved exceeds $60,000.

     Other than as set forth in this Schedule and in the Proxy Statement, to the knowledge of the Company none of the Company, any of its directors, executive officers or the employees of the Company named in Schedule I, or any of their associates, has any arrangements or understandings with any person with respect to any future employment by the Company or its affiliates or with respect to any future transactions to which the Company or any of its affiliates will or may be a party.

                                  SCHEDULE III

                  INFORMATION CONCERNING SALOMON SMITH BARNEY

     The Company has retained Salomon Smith Barney ("SSB") to act as its financial advisor in connection with the Company's consideration of the proposed Emeritus Merger. SSB also acted as the Company's financial advisor in connection with Prometheus' $86.9 million investment in the Company. Pursuant to an engagement letter with SSB, the Company agreed to pay SSB 3% of the total transaction value of the Prometheus transaction. The Company has also agreed to pay SSB $250,000 for each fairness or inadequacy opinion that it renders to the Company (other than SSB's initial fairness opinion with respect to the Prometheus transaction). In addition, the Company has agreed to reimburse SSB for its reasonable out-of-pocket expenses, including fees of counsel and any sales, use or similar taxes. Although SSB does not admit that it or any of its directors, officers, employees or affiliates are a "participant," as defined in
Schedule 14A promulgated under the Securities Exchange Act of 1934, as amended, by the Securities and Exchange Commission, or that Schedule 14A requires the disclosure of certain information concerning them, Wilder Fulford (Managing Director), Michael Rimland (Associate), Vivek Seth (Associate) and Mary Amor (Associate) of SSB (the "Financial Advisory Participants") may assist the Company in the solicitation of proxies for the Annual Meeting.

     SSB has provided financial advisory and investment banking services to the Company from time to time for which they have received customary compensation. In the ordinary course of its business, SSB may actively trade securities of the Company for its own account and the account of its customers and, accordingly, may at any time hold a long or short position in such securities. According to a
Schedule 13D filed by SSB on December 6, 1997, as of October 29, 1997, SSB may be deemed to beneficially own 664,778 shares of the Company's Common Stock. Except as set forth above, to the Company's knowledge, neither SSB nor any of the Financial Advisory Participants has any interest, direct or indirect, by security holdings or otherwise, in the Company.

                                      III-1

                                                                      APPENDIX A

                          AGREEMENT AND PLAN OF MERGER

                          AGREEMENT AND PLAN OF MERGER
                                 BY AND BETWEEN
                              ARV DELAWARE, INC.,
                             A DELAWARE CORPORATION
                                      AND
                           ARV ASSISTED LIVING, INC.,
                            A CALIFORNIA CORPORATION

     This Agreement and Plan of Merger (this "Agreement") dated as of January
  , 1998, is by and between ARV DELAWARE, INC., a Delaware corporation (hereinafter sometimes called "ARV Delaware"), and ARV ASSISTED LIVING, INC., a California corporation (hereinafter called "ARV California"). ARV Delaware and ARV California are sometimes hereinafter referred to as the "constituent corporations."

                           STIPULATIONS AND RECITALS

     A. ARV Delaware is a corporation duly organized and existing under the laws of the State of Delaware, with its principal office located at Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

     ARV Delaware has a capitalization of one hundred ten million (110,000,000) authorized shares divided into two classes designated "Common Stock" and "Preferred Stock"; (a) 100,000,000 shares of Common Stock, par value $.01 per share, and (b) 10,000,000 shares of Preferred Stock, par value $.01 per share. ARV Delaware has 100,000 shares of Common Stock issued and outstanding, all of which are owned by ARV California.

     B. ARV California is a corporation duly organized and existing under the laws of the State of California, with its principal office located at 245 Fischer Avenue, D-1, Costa Mesa, California 92626.

     ARV California also has a capitalization of 110,000,000 authorized shares divided into two classes designated "Common Stock" and "Preferred Stock"; (a) 100,000,000 shares of Common Stock, no par value, and (b) 10,000,000 shares of Preferred Stock, no par value. ARV California has 11,584,272 shares of Common Stock issued and outstanding and no shares of Preferred Stock issued and outstanding.

     C. ARV Delaware and ARV California have entered into this Agreement in accordance with Section 252 of the General Corporation Law of the State of Delaware (the "DGCL") and Section 1108 of the California Corporations Code (the "CCC") providing for the merger of ARV California with and into ARV Delaware (the "Merger"), which Agreement has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with
Section 252(c) of the DGCL.

     D. The boards of directors of the constituent corporations deem it desirable and in the best interests of the corporations and their shareholders that ARV California be merged into ARV Delaware in accordance with the provisions of Section 252 of the DGCL and Chapter 11 of the CCC, in order that the transaction qualify as a "reorganization" within the meaning of Sections 368(a)(1)(A) and 368(a)(1)(F) of the Internal Revenue Code of 1986, as amended.

     E. The CCC permits a merger of a business corporation of the State of California with and into a business corporation of another jurisdiction.

     F. The DGCL permits the merger of a business corporation of another jurisdiction with and into a business corporation of the State of Delaware.

     G. The Agreement has been approved and adopted by the requisite percentages of the outstanding voting stock of ARV California and ARV Delaware.

     NOW, THEREFORE, in consideration of the premises and of the mutual agreement of the parties hereto, being thereunto duly entered into by ARV Delaware and approved by resolutions adopted by its Board of Directors and by its sole stockholder and being thereunto duly entered into by ARV California and approved by resolutions adopted by its Board of Directors and by the requisite vote of its shareholders at its

1997 Annual Meeting of Shareholders, the Merger and the terms and conditions thereof and the mode of carrying the same into effect, together with any provisions required or permitted to be set forth herein are hereby determined and agreed upon as follows:

                       SECTION ONE -- STATEMENT OF MERGER

     ARV California shall, pursuant to the provisions of the DGCL, be merged with and into ARV Delaware, and from and after the effective date of the Merger, ARV California shall cease to exist and ARV Delaware shall continue to exist pursuant to the provisions of the DGCL. ARV Delaware, as the surviving corporation from and after the effective date of the Merger, is sometimes hereinafter referred to as the "Surviving Corporation."

                      SECTION TWO -- TERMS AND CONDITIONS

     (a) On the effective date of the Merger, the separate existence of ARV California shall cease, and ARV Delaware shall succeed to all the rights, privileges, immunities, and franchises, and all the property, real, personal and mixed, of ARV California, without the necessity for any separate transfer. ARV Delaware shall thereafter be responsible and liable for all liabilities and obligations of ARV California, and neither the rights of creditors nor any liens on the property of ARV California shall be impaired by the Merger.

     (b) Upon approval of this Agreement by shareholders of ARV California and the sole stockholder of ARV Delaware, the sole stockholder of ARV Delaware shall be deemed to have adopted and approved (i) the stock option plans of ARV California, (ii) all options that are outstanding under such stock options plans immediately prior to the Merger, and (iii) all warrants of ARV California that are outstanding immediately prior to the Merger. Such plans, options and warrants shall be deemed adopted and approved on the same terms and conditions existing under such plans, options and warrants immediately prior to the Merger.

                     SECTION THREE -- CONVERSION OF SHARES

     The manner and basis of converting the shares of ARV California into shares of ARV Delaware upon the effective date of the Merger shall be as follows:

     (a) Each share of the 11,584,272 shares of Common Stock of ARV California issued and outstanding on the effective date of the Merger shall be converted into one share of Common Stock of the Surviving Corporation, which shall thereafter be issued and outstanding shares of Common Stock of the Surviving Corporation.

     (b) Each share of the 100,000 shares of Common Stock of ARV Delaware issued and outstanding on the effective date of the Merger shall be cancelled and shall cease to exist.

     (c) After the effective date of the Merger, the conversion and exchange of shares provided by this Section Three shall be effected as follows:

          (i) No certificates for shares of the Surviving Corporation's Common Stock will be issued to holders of any of the shares of ARV California's Common Stock upon consummation of the Merger.

          (ii) Certificates representing shares of ARV California's Common Stock shall upon the consummation of Merger be deemed for all purposes to represent that number of shares of Common Stock of the Surviving Corporation receivable in exchange therefor as provided in Section 3(a) hereof.

          (iii) ARV California, as the holder of a certificate for shares of Common Stock in ARV Delaware described in paragraph (b) of this Section Three, shall surrender such certificate for cancellation.

     (d) Each option under ARV California's stock option plans outstanding immediately prior to the Merger shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and become an option or right to purchase a number of shares of the Surviving Corporation's Common Stock equal to the number of shares of Common Stock of ARV California subject to such option, without change in the exercise price therefor and otherwise upon the same terms and conditions of such option.

     (e) Each warrant issued by ARV California and outstanding immediately prior to the Merger shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and become a warrant to purchase a number of shares of the Surviving Corporation's Common Stock equal to the number of shares of Common Stock of ARV California subject to such warrant, without change in the exercise price therefor and otherwise upon the same terms and conditions of such warrant.

                  SECTION FOUR -- CERTIFICATE OF INCORPORATION

     Attached hereto as Exhibit A and made a part hereof is a copy of the Certificate of Incorporation of ARV Delaware (the "Certificate") as the same shall be in force and effect at the effective time of the Merger. The Certificate shall continue to be the certificate of incorporation of the Surviving Corporation following the effective date of the Merger until the same shall be thereafter altered or amended; provided, however, that on the effective date, Article FIRST of the Certificate shall be amended to read, in its entirety, as follows:

     "FIRST: The name of the Corporation (hereinafter the "Corporation") is:

          ARV Assisted Living, Inc."

                             SECTION FIVE -- BYLAWS

     The bylaws of ARV Delaware shall continue to be the bylaws of the Surviving Corporation following the effective date of the Merger until the same shall be thereafter altered or amended.

                            SECTION SIX -- DIRECTORS

     The directors of ARV California as of the effective date of the Merger shall be the directors of the Surviving Corporation from and after the effective date of the Merger. All of such directors shall hold their directorships until the election and qualification of their respective successors, or until their prior resignation, removal or death.

                           SECTION SEVEN -- OFFICERS

     The officers of ARV California as of the effective date of the Merger shall be the officers of the Surviving Corporation from and after the effective date of the Merger. All of such officers shall hold their offices until the election and qualification of their respective successors or until their tenure is otherwise terminated in accordance with the bylaws of the Surviving Corporation, or until their prior resignation or death.

              SECTION EIGHT -- DEFERRAL, TERMINATION AND AMENDMENT

     The parties hereto may amend, modify, supplement or terminate this Agreement at any time prior to the effective date of the Merger, whether prior to or after approval of the Merger and this Agreement by the shareholders of ARV California and the sole stockholder of ARV Delaware, without shareholder or stockholder approval, in such manner as may be agreed upon by ARV California and ARV Delaware in writing.

                        SECTION NINE - AGREEMENT ON FILE

     An executed copy of this Agreement is on file at the principal place of business of ARV Delaware located in the State of California, 245 Fischer Avenue, D-1, Costa Mesa, California 92626.

                       SECTION TEN -- FURTHER ASSURANCES

     In the event that this Agreement shall have been fully approved and adopted on behalf of ARV California in accordance with the provisions of the CCC and on behalf of ARV Delaware in accordance with the provisions of the DGCL, the constituent corporations agree that they will cause to be executed and filed and recorded any document or documents prescribed by the laws of the State of California and by the laws of the State of Delaware, and that they will cause to be performed all necessary acts within the State of California and the State of Delaware and elsewhere to effectuate the Merger.

     The boards of directors and the proper officers of ARV California and of ARV Delaware are hereby authorized, empowered and directed to do any and all acts and things, and to make, execute, deliver, file and record any and all instruments, papers and documents which shall be or become necessary, proper or convenient to carry out or put into effect any of the provisions of this Agreement.

                        SECTION ELEVEN -- EFFECTIVE DATE

     The Merger shall have become effective on the date of filing of a certificate of merger with the Secretary of State of the State of Delaware in accordance with Sections 252(c) and 103 of the DGCL.

     IN WITNESS WHEREOF, ARV Delaware and ARV California, as duly authorized by their respective boards of directors, have caused this Agreement to be executed and acknowledged as of the date first set forth above.

                                          ARV DELAWARE, INC.,
                                          a Delaware corporation

                                          By:
                                            ------------------------------------
                                            John A. Booty,
                                            President

                                          Attest:

                                          By:
                                            ------------------------------------
                                            Sheila M. Muldoon,
                                            Secretary

                                          ARV ASSISTED LIVING, INC.,
                                          a California corporation

                                          By:
                                            ------------------------------------
                                            John A. Booty,
                                            President

                                          Attest:

                                          By:
                                            ------------------------------------
                                            Sheila M. Muldoon,
                                            Secretary

                                                                      APPENDIX B

                               ARV DELAWARE, INC.
                          CERTIFICATE OF INCORPORATION

                          CERTIFICATE OF INCORPORATION
                                       OF
                              ARV DELAWARE, INC.,
                             A DELAWARE CORPORATION

     The undersigned, a natural person, for the purpose of organizing a corporation for conducting the business and promoting the purposes hereinafter stated, under the provisions and subject to the requirements of the laws of the State of Delaware (particularly Chapter 1, Title 8 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified and referred to as the "General Corporation Law of the State of Delaware"), hereby certifies that:

          FIRST: The name of the corporation (hereinafter the "Corporation") is:

           ARV Delaware, Inc.

          SECOND: The address, including street, number, city and county, of the registered office of the Corporation in the State of Delaware is:

           THE CORPORATION TRUST COMPANY
           Corporation Trust Center
           1209 Orange Street
           Wilmington, New Castle County, Delaware 19801

          THIRD: The nature of the business and the purposes to be conducted and promoted by the Corporation shall be to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

          FOURTH: The total number of shares which this corporation shall have the authority to issue is 110,000,000 shares, of which 100,000,000 shares shall be Common Stock, par value $.01 per share, and 10,000,000 shares shall be Preferred Stock, par value $.01 per share.

     The Board of Directors of this corporation is hereby empowered to cause the Preferred Stock to be issued from time to time for such consideration as it may from time to time fix, to cause such Preferred Stock to be issued in series with such voting powers and such designations, preferences, privileges and relative, participating, optional or other special rights as designated by the Board of Directors in the resolution providing for the issuance of such series and, within the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, to increase or decrease (but not below the number of shares of such series then outstanding), the number of shares of any such series subsequent to the issue of shares of that series. Shares of Preferred Stock of any one series shall be identical in all respects.

     All shares of any series of Preferred Stock which shall have been redeemed, converted, exchanged or otherwise surrendered to or acquired by this corporation pursuant to its terms, shall be cancelled and have the status of authorized but unissued shares of Preferred Stock of this corporation.

          FIFTH: In addition to the other powers expressly granted by statute, the Board of Directors shall have the power to adopt, repeal, alter, amend and rescind the Bylaws of the Corporation.

          SIXTH: The number of directors of the Corporation shall be not less than five and not more than ten. The exact number of directors shall be fixed within these specified limits by the Board of Directors.

     The directors shall be divided into three classes, Class A, Class B and Class C. Each class shall be as nearly equal in number of directors as possible. At each annual meeting of shareholders of the Corporation, the successors to a class of directors whose term expires at such meeting will be elected to hold office for a term expiring at the annual meeting of shareholders held in the third year following the year of their election; provided, however, that the directors elected as Class A directors of ARV Assisted Living, Inc., a California corporation (the "Predecessor Corporation"), at the Predecessor Corporation's 1997 annual meeting of shareholders (the "Predecessor Corporation Meeting") shall serve for a term ending on the date of the Corporation's 1998 annual meeting of stockholders, the directors elected as Class B directors of the

Predecessor Corporation at the Predecessor Corporation Meeting shall serve for a term ending on the date of the Corporation's 1999 annual meeting of stockholders and the directors elected as Class C directors of the Predecessor Corporation at the Predecessor Corporation Meeting shall serve for a term ending on the date of the Corporation's 2000 annual meeting of stockholders. Notwithstanding the foregoing, each director shall serve until his successor is duly elected and qualified, unless he shall resign, become disqualified, disabled or is otherwise removed.

     At each annual election, directors chosen to succeed those whose terms then expire shall be of the same class as the directors they succeed, unless by reason of any intervening changes in the authorized number of directors, the Board of Directors designates one or more directorships whose term then expires as directorships of another class in order more nearly to achieve equality of number of directors among the classes.

     Notwithstanding the rule that the three classes shall be as nearly equal in number of directors as possible, in the event of any change in the authorized number of directors, each director then continuing to serve as such shall nevertheless continue as a director of the class of which he is a member until the expiration of his current term, or his prior death, resignation or removal.

          SEVENTH: Any vacancies in the Board of Directors may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director.

          EIGHTH: Any action required or permitted to be taken at any annual or special meeting of stockholders may be taken only upon the vote of the stockholders at an annual or special meeting duly called and may not be taken by written consent of the stockholders.

          NINTH: At an annual meeting of stockholders, only such business shall be conducted and only such proposals shall be acted upon, as shall have been brought before the annual meeting (a) by, or at the direction of, a majority of the Directors, or (b) by any stockholder of the Corporation who complies with the notice procedures set forth in this Article NINTH. For a proposal to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice must be delivered to, or mailed and received at, the principal executive offices of the Corporation not less than 180 days prior to the scheduled annual meeting, regardless of any postponements, deferrals or adjournments of that meeting to a later date; provided, however, that if less than 180 days' notice or prior public disclosure of the date of the scheduled annual meeting is given or made, notice by the stockholder, to be timely, must be so delivered or received not later than the close of business on the tenth day following the earlier of the day on which such notice of the date of the scheduled annual meeting was mailed or the day on which such public disclosure was made. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (a) a brief description of the proposal desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business and any other stockholders known by such stockholder to be supporting such proposal, (c) the class and number of shares of the Corporation's stock which are beneficially owned by the stockholder on the date of such stockholder notice and by any other stockholders known by such stockholder to be supporting such proposal on the date of such stockholder notice, and
     (d) any financial interest of the stockholder in such proposal.

     In addition, only persons who are nominated in accordance with the following procedures shall be eligible for election as directors. Nominations of persons for election to the Board of Directors of the Corporation may be made at a meeting of stockholders by or at the direction of the Board of Directors, by any nominating committee or person appointed by the Board or by any stockholder of the Corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this Article NINTH. Such nominations, other than those made by or at the direction of the Board, shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a stockholder's notice must be delivered to, or mailed and received at, the principal executive offices of the Corporation not less than 180 days prior to the scheduled annual meeting, regardless of any later date; provided, however, that if less than 180 days' notice or prior public disclosure of the date of the scheduled annual meeting is given or made, notice by the stockholder, to be timely, must be so delivered or received not later than the close of business on the tenth day following the earlier of the day on which such notice of the date of the scheduled annual meeting was mailed or the day on which such public disclosure was made. A stockholder's notice to the Secretary shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director, (i) the name, age, business address and residence address of the person, (ii) the principal number of shares of capital stock of the Corporation which are beneficially owned by the person and (iii) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to Rule 14a under the Securities Exchange Act of 1934, as amended; and (b) as to the stockholder giving the notice (i) the name and address, as they appear on the Corporation's books, of the stockholder and (ii) the class and number of shares of the Corporation's stock which are beneficially owned by the stockholder on the date of such stockholder notice. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as a director of the Corporation.

     The presiding officer of the annual meeting shall determine and declare at the annual meeting whether the stockholder proposal or nomination was made in accordance with the terms of this Article NINTH. If the presiding officer determines that a stockholder proposal or nomination was not made in accordance with the terms of this Article NINTH, he or she shall so declare at the annual meeting and any such proposal or nomination shall not be acted upon at the annual meeting.

     This provision shall not prevent the consideration and approval or disapproval at the annual meeting of reports of officers, Directors and committees of the Board of Directors, but, in connection with such reports, no new business shall be acted upon at such annual meeting unless stated, filed and received as herein provided.

          TENTH: The name and the mailing address of the incorporator are as follows:

           Kasey R. Hume
           650 Town Center Drive
           Twentieth Floor
           Costa Mesa, California 92626

          ELEVENTH: The Corporation is to have perpetual existence.

          TWELFTH: The personal liability of the directors of the Corporation is hereby eliminated to the fullest extent permitted by paragraph (7) of subsection (b) of Section 102 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented.

          THIRTEENTH: The Corporation shall, to the fullest extent permitted by
     Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

          FOURTEENTH: From time to time any of the provisions of this certificate of incorporation may be amended, altered or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the Corporation by this certificate of incorporation are granted subject to the provisions of this Article FOURTEENTH.

Signed on November   , 1997

                                          --------------------------------------
                                          Kasey R. Hume
                                          Incorporator

                                                                      APPENDIX C

                          BYLAWS OF ARV DELAWARE, INC.

                                     BYLAWS

                                       OF

                              ARV DELAWARE, INC.,
                             A DELAWARE CORPORATION

                               TABLE OF CONTENTS

                                                                                         PAGE
                                                                                         ----
ARTICLE I -- OFFICES...................................................................    5
    Section 1.1  Registered Office.....................................................    5
    Section 1.2  Other Offices.........................................................    5

ARTICLE II -- MEETINGS OF STOCKHOLDERS.................................................    5
    Section 2.1  Place of Meetings.....................................................    5
    Section 2.2  Annual Meeting of Stockholders........................................    5
    Section 2.3  Quorum; Adjourned Meetings and Notice Thereof.........................    5
    Section 2.4  Voting................................................................    5
    Section 2.5  Proxies...............................................................    5
    Section 2.6  Special Meetings......................................................    5
    Section 2.7  Notice of Stockholder's Meetings......................................    6
    Section 2.8  Maintenance and Inspection of Stockholder List........................    6
    Section 2.9  Stockholder Action by Written Consent Without a Meeting...............    6

ARTICLE III -- DIRECTORS...............................................................    6
    Section 3.1  Number, Election and Tenure...........................................    6
    Section 3.2  Vacancies.............................................................    6
    Section 3.3  Powers................................................................    6
    Section 3.4  Directors' Meetings...................................................    6
    Section 3.5  Regular Meetings......................................................    6
    Section 3.6  Special Meetings......................................................    7
    Section 3.7  Quorum................................................................    7
    Section 3.8  Action Without Meeting................................................    7
    Section 3.9  Telephonic Meetings...................................................    7
    Section 3.10 Committees of Directors...............................................    7
    Section 3.11 Minutes of Committee Meetings.........................................    7
    Section 3.12 Compensation of Directors.............................................    7
    Section 3.13 Indemnification.......................................................    8

ARTICLE IV -- OFFICERS.................................................................    9
    Section 4.1  Officers..............................................................    9
    Section 4.2  Election of Officers..................................................    9
    Section 4.3  Subordinate Officers..................................................    9
    Section 4.4  Compensation of Officers..............................................    9
    Section 4.5  Term of Office; Removal and Vacancies.................................    9
    Section 4.6  Chairman of the Board.................................................   10
    Section 4.7  President.............................................................   10
    Section 4.8  Vice President........................................................   10
    Section 4.9  Secretary.............................................................   10
    Section 4.10 Assistant Secretaries.................................................   10
    Section 4.11 Chief Financial Officer...............................................   10
    Section 4.12 Assistant Treasurer...................................................   10

ARTICLE V -- CERTIFICATES OF STOCK.....................................................   11
    Section 5.1  Certificates..........................................................   11
    Section 5.2  Signatures on Certificates............................................   11
    Section 5.3  Statement of Stock Rights, Preferences, Privileges....................   11
    Section 5.4  Lost Certificates.....................................................   11

                                                                                         PAGE
                                                                                         ----
    Section 5.5  Transfers of Stock....................................................    11
    Section 5.6  Fixing Record Date....................................................    11
    Section 5.7  Registered Stockholders...............................................    12
ARTICLE VI -- GENERAL PROVISIONS.......................................................    12
    Section 6.1  Dividends.............................................................    12
    Section 6.2  Payment of Dividends..................................................    12
    Section 6.3  Checks................................................................    12
    Section 6.4  Fiscal Year...........................................................    12
    Section 6.5  Corporate Seal........................................................    12
    Section 6.6  Manner of Giving Notice...............................................    12
    Section 6.7  Waiver of Notice......................................................    12
    Section 6.8  Annual Statement......................................................    12
ARTICLE VII -- AMENDMENTS..............................................................    12
    Section 7.1  Amendment by Directors or Stockholders................................    12

                                     BYLAWS
                                       OF
                              ARV DELAWARE, INC.,
                             A DELAWARE CORPORATION

                                   ARTICLE I
                                    OFFICES

     Section 1.1 Registered Office. The registered office shall be in the City of Wilmington, County of New Castle, State of Delaware.

     Section 1.2 Other Offices. The corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the corporation may require.

                                   ARTICLE II
                            MEETINGS OF STOCKHOLDERS

     Section 2.1 Place of Meetings. Meetings of stockholders shall be held at any place within or without the State of Delaware designated by the Board of Directors. In the absence of any such designation, stockholders' meetings shall be held at the principal executive office of the corporation.

     Section 2.2 Annual Meeting of Stockholders. The annual meeting of stockholders shall be held each year on a date and a time designated by the Board of Directors. At each annual meeting directors shall be elected and any other proper business may be transacted.

     Section 2.3 Quorum; Adjourned Meetings and Notice Thereof. A majority of the stock issued and outstanding and entitled to vote at any meeting of stockholders, the holders of which are present in person or represented by proxy, shall constitute a quorum for the transaction of business except as otherwise provided by law, by the Certificate of Incorporation, or by these Bylaws. A quorum, once established, shall not be broken by the withdrawal of enough votes to leave less than a quorum and the votes present may continue to transact business until adjournment. If, however, such quorum shall not be present or represented at any meeting of the stockholders, a majority of the voting stock represented in person or by proxy may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote thereat.

     Section 2.4 Voting. When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of the statutes, or the Certificate of Incorporation, or these Bylaws, a different vote is required in which case such express provision shall govern and control the decision of such question.

     Section 2.5 Proxies. At each meeting of the stockholders, each stockholder having the right to vote may vote in person or may authorize another person or persons to act for him by proxy appointed by an instrument in writing subscribed by such stockholder and bearing a date not more than three years prior to said meeting, unless said instrument provides for a longer period. All proxies must be filed with the Secretary of the corporation at the beginning of each meeting in order to be counted in any vote at the meeting. Each stockholder shall have one vote for each share of stock having voting power, registered in his name on the books of the corporation on the record date set by the Board of Directors as provided in Article V, Section 5.6 hereof. All elections shall be had and all questions decided by a plurality vote.

     Section 2.6 Special Meetings. Special meetings of the stockholders, for any purpose, or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, may be called by the President and shall be called by the President or the Secretary at the request in writing of a majority of the Board of

Directors, or at the request in writing of stockholders owning a majority in amount of the entire capital stock of the corporation issued and outstanding, and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

     Section 2.7 Notice of Stockholder's Meetings. Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which notice shall state the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. The written notice of any meeting shall be given to each stockholder entitled to vote at such meeting not less than ten nor more than sixty days before the date of the meeting. If mailed, notice is given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the corporation.

     Section 2.8 Maintenance and Inspection of Stockholder List. The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

     Section 2.9  Stockholder Action by Written Consent Without a
Meeting. Unless otherwise provided in the Certificate of Incorporation, any action required to be taken at any annual or special meeting of stockholders of the corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

                                  ARTICLE III
                                   DIRECTORS

     Section 3.1 Number, Election and Tenure. The Board shall consist of a minimum of five and a maximum of ten members. The exact number of members shall be determined from time to time by resolution of the Board. Until otherwise determined by such resolution, the Board shall consist of nine (9) persons. The Board will be divided into classes as specified in the Certificate of Incorporation.

     Section 3.2 Vacancies. Vacancies on the Board of Directors may be filled in the manner provided in the Certificate of Incorporation.

     Section 3.3 Powers. The property and business of the corporation shall be managed by or under the direction of its Board of Directors. In addition to the powers and authorities by these Bylaws expressly conferred upon them, the Board may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders.

     Section 3.4 Directors' Meetings. The directors may hold their meetings and have one or more offices, and keep the books of the corporation outside of the State of Delaware.

     Section 3.5 Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time and place as shall from time to time be determined by the Board.

     Section 3.6 Special Meetings. Special meetings of the Board of Directors may be called by the President on forty-eight hours' notice to each director, either personally or by mail, by facsimile or by telegram; special meetings shall be called by the President or the Secretary in like manner and on like notice on the written request of two directors unless the Board consists of only one director; in which case special meetings shall be called by the President or Secretary in like manner or on like notice on the written request of the sole director.

     Section 3.7 Quorum. At all meetings of the Board of Directors a majority of the authorized number of directors shall be necessary and sufficient to constitute a quorum for the transaction of business, and the vote of a majority of the directors present at any meeting at which there is a quorum, shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute, by the Certificate of Incorporation or by these Bylaws. If a quorum shall not be present at any meeting of the Board of Directors the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. If only one director is authorized, such sole director shall constitute a quorum.

     Section 3.8 Action Without Meeting. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

     Section 3.9 Telephonic Meetings. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.

     Section 3.10 Committees of Directors. The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each such committee to consist of one or more of the directors of the corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation's property and assets, recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution, or amending the Bylaws of the corporation; and, unless the resolution or the Certificate of Incorporation expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock.

     Section 3.11 Minutes of Committee Meetings. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

     Section 3.12 Compensation of Directors. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, the Board of Directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

     Section 3.13  Indemnification.

          (a) The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

          (b) The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no such indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such Court of Chancery or such other court shall deem proper.

          (c) To the extent that a director, officer, employee or agent of the corporation shall be successful on the merits or otherwise in defense of any action, suit or proceeding referred to in paragraphs (a) and (b), or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

          (d) Any indemnification under paragraphs (a) and (b) (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in paragraphs (a) and (b). Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

          (e) Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the manner provided in paragraph (d) upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the corporation as authorized in this Section 13.

          (f) The indemnification provided by this Section 13 shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

          (g) The Board of Directors may authorize, by a vote of a majority of a quorum of the Board of Directors, the corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this Section 13.

          (h) For the purposes of this Section 13, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

          (i) For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the corporation" shall include service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

                                   ARTICLE IV
                                    OFFICERS

     Section 4.1 Officers. The officers of this corporation shall be chosen by the Board of Directors and shall include a President, a Secretary, and a Chief Financial Officer. The corporation may also have at the discretion of the Board of Directors such other officers as are desired, including a Chairman of the Board, one or more Vice Presidents, one or more Assistant Secretaries and Assistant Treasurers, and such other officers as may be appointed in accordance with the provisions of Section 4.3 hereof. In the event there are two or more Vice Presidents, then one or more may be designated as Executive Vice President, Senior Vice President, or other similar or dissimilar title. At the time of the election of officers, the directors may by resolution determine the order of their rank. Any number of offices may be held by the same person, unless the Certificate of Incorporation or these Bylaws otherwise provide.

     Section 4.2 Election of Officers. The Board of Directors, at its first meeting after each annual meeting of stockholders, shall choose the officers of the corporation.

     Section 4.3 Subordinate Officers. The Board of Directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.

     Section 4.4 Compensation of Officers. The salaries of all officers and agents of the corporation shall be fixed by the Board of Directors.

     Section 4.5 Term of Office; Removal and Vacancies. The officers of the corporation shall hold office until their successors are chosen and qualify in their stead. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors. If the office of any officer or officers becomes vacant for any reason, the vacancy shall be filled by the Board of Directors.

     Section 4.6 Chairman of the Board. The Chairman of the Board, if such an officer be elected, shall, if present, preside at all meetings of the Board of Directors and exercise and perform such other powers and duties as may be from time to time assigned to him by the Board of Directors or prescribed by these Bylaws. If there is no President, the Chairman of the Board shall in addition be the Chief Executive Officer of the corporation and shall have the powers and duties prescribed in Section 4.7 of this Article IV.

     Section 4.7 President. Subject to such supervisory powers, if any, as may be given by the Board of Directors to the Chairman of the Board, if there be such an officer, the President shall be the Chief Executive Officer of the corporation and shall, subject to the control of the Board of Directors, have general supervision, direction and control of the business and officers of the corporation. He shall preside at all meetings of the stockholders and, in the absence of the Chairman of the Board, or if there be none, at all meetings of the Board of Directors. He shall be an ex-officio member of all committees and shall have the general powers and duties of management usually vested in the office of President and Chief Executive Officer of corporations, and shall have such other powers and duties as may be prescribed by the Board of Directors or these Bylaws.

     Section 4.8 Vice President. In the absence or disability of the President, the Vice Presidents in order of their rank as fixed by the Board of Directors, or if not ranked, the Vice President designated by the Board of Directors, shall perform all the duties of the President, and when so acting shall have all the powers of and be subject to all the restrictions upon the President. The Vice Presidents shall have such other duties as from time to time may be prescribed for them, respectively, by the Board of Directors.

     Section 4.9 Secretary. The Secretary shall attend all sessions of the Board of Directors and all meetings of the stockholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose; and shall perform like duties for the standing committees when required by the Board of Directors. He shall give, or cause to be given, notice of all meetings of the stockholders and of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or these Bylaws. He shall keep in safe custody the seal of the corporation, and when authorized by the Board, affix the same to any instrument requiring it, and when so affixed it shall be attested by his signature or by the signature of an Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by his signature.

     Section 4.10 Assistant Secretaries. The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors, or if there be no such determination, the Assistant Secretary designated by the Board of Directors, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

     Section 4.11 Chief Financial Officer. The Chief Financial Officer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys, and other valuable effects in the name and to the credit of the corporation, in such depositories as may be designated by the Board of Directors. He shall disburse the funds of the corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his transactions as Chief Financial Officer and of the financial condition of the corporation. If required by the Board of Directors, he shall give the corporation a bond, in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors, for the faithful performance of the duties of his office and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.

     Section 4.12 Assistant Treasurer. The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors, or if there be no such determination, the Assistant Treasurer designated by the Board of Directors, shall, in the absence or disability of the Chief

Financial Officer, perform the duties and exercise the powers of the Chief Financial Officer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

                                   ARTICLE V
                             CERTIFICATES OF STOCK

     Section 5.1 Certificates. Every holder of stock of the corporation shall be entitled to have a certificate signed by, or in the name of the corporation by, the Chairman or Vice Chairman of the Board of Directors, or the President or a Vice President, and by the Secretary or an Assistant Secretary, or the Chief Financial Officer or an Assistant Treasurer of the corporation, certifying the number of shares represented by the certificate owned by such stockholder in the corporation.

     Section 5.2 Signatures on Certificates. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent, or registrar at the date of issue.

     Section 5.3 Statement of Stock Rights, Preferences, Privileges. If the corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualification, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, provided that, except as otherwise provided in section 202 of the General Corporation Law of Delaware, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, a statement that the corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

     Section 5.4 Lost Certificates. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

     Section 5.5 Transfers of Stock. Upon surrender to the corporation, or the transfer agent of the corporation, of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

     Section 5.6 Fixing Record Date. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of the stockholders, or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

     Section 5.7 Registered Stockholders. The corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and accordingly shall not be bound to recognize any equitable or other claim or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by the laws of the State of Delaware.

                                   ARTICLE VI
                               GENERAL PROVISIONS

     Section 6.1 Dividends. Dividends upon the capital stock of the corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation.

     Section 6.2 Payment of Dividends. Before payment of any dividend there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interests of the corporation, and the directors may abolish any such reserve.

     Section 6.3 Checks. All checks or demands for money and notes of the corporation shall be signed by such officer or officers as the Board of Directors may from time to time designate.

     Section 6.4 Fiscal Year. The fiscal year of the corporation shall be fixed by resolution of the Board of Directors.

     Section 6.5 Corporate Seal. The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the words "Corporate Seal, Delaware". Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

     Section 6.6 Manner of Giving Notice. Whenever, under the provisions of the statutes or of the Certificate of Incorporation or of these Bylaws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or stockholder, at his address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given by telegram.

     Section 6.7 Waiver of Notice. Whenever any notice is required to be given under the provisions of the statutes or of the Certificate of Incorporation or of these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed to be equivalent.

     Section 6.8 Annual Statement. The Board of Directors shall present at each annual meeting, and at any special meeting of the stockholders when called for by vote of the stockholders, a full and clear statement of the business and condition of the corporation.

                                  ARTICLE VII
                                   AMENDMENTS

     Section 7.1 Amendment by Directors or Stockholders. These Bylaws may be altered, amended or repealed or new Bylaws may be adopted by the stockholders or by the Board of Directors, when such power is conferred upon the Board of Directors by the Certificate of Incorporation, at any regular meeting of the stockholders or of the Board of Directors or at any special meeting of the stockholders or of the Board of Directors if notice of such alteration, amendment, repeal or adoption of new Bylaws be contained in the notice of such special meeting. If the power to adopt, amend or repeal Bylaws is conferred upon the Board of Directors by the Certificate of Incorporation it shall not divest or limit the power of the stockholders to adopt, amend or repeal Bylaws.

                            CERTIFICATE OF SECRETARY
                                       OF
                              ARV DELAWARE, INC.,
                             A DELAWARE CORPORATION

     I, the undersigned, do hereby certify:

     (1) That I am the duly elected and acting Secretary of ARV Delaware, Inc., a Delaware corporation; and

     (2) That the foregoing bylaws, comprising thirteen (10) pages, constitute the bylaws of said corporation as duly adopted by an Action by Unanimous Written
Consent of the Board of Directors of said corporation as of           , 1997.

     IN WITNESS WHEREOF, I have hereunto subscribed my name this      day of
          , 1997.

                                          --------------------------------------
                                          Sheila M. Muldoon
                                          Secretary

                                                                      APPENDIX D

                       AMENDMENT TO RESTATED ARTICLES OF
                   INCORPORATION OF ARV ASSISTED LIVING, INC

                            CERTIFICATE OF AMENDMENT
                                       OF
                       RESTATED ARTICLES OF INCORPORATION
                                       OF
                           ARV ASSISTED LIVING, INC.,
                            A CALIFORNIA CORPORATION

John A. Booty and Sheila M. Muldoon certify that:

     (a) They are the President and Secretary, respectively, of ARV Assisted Living, Inc. (the "Corporation"), a California corporation.

     (b) Article 6, Section 2 of the Articles of Incorporation of this Corporation is amended to read in its entirety as follows:

          "Section 2. Number. The number of Directors shall be not less than five nor more than ten.

          The Directors shall be divided into two or three classes. So long as there are six, seven or eight Directors, the Directors shall be divided into two classes. The members of each such class shall hold office until their successors are duly elected and qualified. At each annual meeting of shareholders of the Corporation, the successors to a class of Directors whose term expires at such meeting will be elected to hold office for a term expiring at the annual meeting of shareholders held in the second year following the year of their election. In the event there are nine or ten Directors, the Directors shall be divided into three classes. The members of each such class shall hold office until their successors are duly elected and qualified. At each annual meeting of shareholders of the Corporation, the successors to a class of Directors whose term expires at such meeting will be elected to hold office for a term expiring at the annual meeting of shareholders held in the third year following the year of their election.

          The exact number of Directors shall be fixed within these specified limits by the Board of Directors and appointment of Directors to their respective classes shall be in the manner provided in the Bylaws."

     (c) The foregoing amendment of the Articles of Incorporation has been duly approved by the Board of Directors of this Corporation.

     (d) The foregoing amendment of the Articles of Incorporation has been duly approved by the required vote of shareholders in accordance with Section 902 of the Corporations Code. The total number of outstanding shares of this
Corporation is           . The number of shares voting in favor of the amendment
equaled or exceeded the vote required. The percentage vote required was more than 50% of the outstanding shares.

     We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this Certificate are true and correct of our own knowledge.

     IN WITNESS WHEREOF, the undersigned have executed this Certificate of
Amendment at Costa Mesa, California on January   , 1998.

                                          --------------------------------------
                                          John A. Booty
                                          President and Chief Executive Officer

                                          --------------------------------------
                                          Sheila M. Muldoon
                                          Vice President, Secretary and General
                                          Counsel

                         ANNUAL MEETING OF STOCKHOLDERS

                           ARV ASSISTED LIVING, INC.



DATE:                JANUARY 28, 1998

TIME:                9:00 A.M.

PLACE:               AIRPORT HILTON
                     18800 MACARTHUR BLVD.
                     IRVINE, CA 92715






                                     [MAP]

PROXY

                           ARV ASSISTED LIVING, INC.

               Annual Meeting of Shareholders -- January 28, 1998

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


     The undersigned shareholder of ARV Assisted Living, Inc. does hereby nominate, constitute and appoint Howard G. Phanstiel and Sheila M. Muldoon or either of them, the true and lawful proxies, agents and attorneys of the undersigned, with full power of substitution, to vote for the undersigned all of the common stock of said corporation standing in the name of the undersigned on its books at the close of business on December 18, 1997 at the Annual Meeting of Shareholders to be held at the Airport Hilton, 18800 MacArthur Blvd., Irvine, California, on Wednesday, January 28, 1998 or at any adjournment thereof, with all of the powers which would be possessed by the undersigned if personally present as follows.


                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE

                                                                    SEE REVERSE
                                                                        SIDE
--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE


                                     [MAP]


          Airport Hilton  18800 MacArthur Boulevard, Irvine, CA 92715
                             Telephone 714-833-9999

  Please mark
votes as in this   [X]
    sample.


1. Approval of the reincorporation of the Company as a Delaware corpora-        FOR     AGAINST    ABSTAIN
   tion, which will also be named ARV Assisted Living, Inc., pursuant to a      [ ]       [ ]        [ ]
   merger of the Company into a wholly-owned Delaware subsidiary and the conversion of the Common Stock of the Company into the common stock, par value $.01 per share, of the surviving corporation and of all of the provisions set forth in the Certificate of Incorporation and Bylaws of the surviving corporation.

2. Approval of the Amendment to the Restated Articles of Incorporation of       FOR     AGAINST    ABSTAIN
   the Company providing for, among other things, an increase the maximum       [ ]       [ ]        [ ]
   number of authorized directors from nine to ten.

                                                                                      FOR ALL                     WITHHOLD
                                                                                      nominees                    AUTHORITY
                                                                                listed below in that        to vote for all nomi-
3. Elect members of the Board of Directors of ARV Assisted Living, Inc.           class indicated.            nees listed below
   Class A Directors (to serve until the 1998 annual meeting of shareholders):
     John A. Booty, Robert P. Freeman and Howard G. Phanstiel.
   Class B Directors (to serve until the 1999 annual meeting of shareholders):
     R. Bruce Andrews, David P. Collins and Kenneth M. Jacobs.

   Class C Directors (to serve until the 2000 annual meeting of shareholders):
     Maurice J. DeWald, Murry N. Gunty and John J. Rydzewski.

   (Instruction: To WITHHOLD AUTHORITY to vote for any individual nominee, draw a line through
   (or otherwise strike out) the nominee's name in the list above.)

4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any postponement or adjournment thereof (such postponement or adjournment may be for the purpose of soliciting more votes to approve
   Proposals 1, 2 and 3).

IF NO CONTRARY INSTRUCTION IS INDICATED, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3.

Mark here for address change    [ ]
              and note below


The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders dated December 31, 1997 and the Proxy Statement furnished therewith.


PLEASE FILL IN, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.


Signature(s):_____________________________________________ Date:________________

NOTE: Please sign name exactly as your name (or names) appear on the stock certificate. When signing as attorney, executor, administrator, trustee or guardian please give full title. If more than one trustee, all should sign. All joint owners must sign.

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
                              FOLD AND DETACH HERE



                         ANNUAL MEETING OF STOCKHOLDERS
                           ARV ASSISTED LIVING, INC.


                 Date:  January 28, 1998
                 Time:  9:00 a.m.
                 Place: Airport Hilton
                        18800 MacArthur Blvd.
                        Irvine, CA 92715


                           (Please see reverse side)